SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report:  December 6, 2005

PACER HEALTH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	0-28729	11-3144463
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7759 N.W. 146th Street

Miami Lakes, Florida 33016

 (Address of principal executive offices)

(305) 828-7660

(Registrant's Executive Office Telephone Number)

1937417v1

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 6, 2005, Pacer Health Corporation (the “Company”), through its wholly-owned subsidiary Pacer Health Holdings of Lafayette, Inc. (“Pacer”), acquired a majority interest in Southpark Community Hospital, L.L.C. (“SCH”), a 54,000-square foot acute care hospital located in South Lafayette, Louisiana.  Pacer received a sixty percent (60%) equity position in SCH and the owners of SCH reduced their equity position to forty percent (40%) in consideration for an infusion amount up to Two Million Five Hundred Thousand Dollars ($2,500,000), the exact amount to be reasonably determined by Pacer as necessary to sustain SCH’s operations, and such amount also to be adjusted in accordance with SCH’s Second Amended & Restated Operating Agreement, dated December 6, 2005.  Pacer will also assume a prorated share of the debt service of SCH as set forth in Schedule A to the Guaranty Agreement, dated December 6, 2005, by and among Pacer and the beneficiaries named therein, pursuant to which Pacer will also assume the position of guarantor, equal to its percentage of ownership, on all notes payable personally guaranteed by the owners of SCH.

Pacer also entered into a Reimbursement Agreement, dated December 6, 2005, pursuant to which Pacer shall reimburse each Beneficiary listed therein in full for any and all Interest Payments (as such term is defined therein) made on certain third party loans taken by the Beneficiaries to finance certain loans made by the Beneficiaries to SCH (collectively, the “SCH Loan”).

The Company and SCH also have executed a Management Agreement, dated December 6, 2005, pursuant to which the Company has assumed full management of the SCH facility.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Not applicable.

(b) Not applicable.

(c) Exhibit No. Description:

Exhibit	Description
Exhibit 10.1	Southpark Community Hospital, L.L.C. Second Amended & Restated Operating Agreement, dated December 6, 2005.	Provided herewith
Exhibit 10.2	Management Agreement, dated December 6, 2005, by and between Pacer Health Corporation and Southpark Community Hospital, L.L.C.	Provided herewith
Exhibit 10.3	Guaranty Agreement, dated December 6, 2005, by and between Pacer Health Holdings of Lafayette, Inc. and those Beneficiaries listed on Schedule A herein.	Provided herewith
Exhibit 10.4

Reimbursement Agreement, dated December 6, 2005, by and among Pacer Health Holdings of Lafayette, Inc., Roderick Clark, M.D., Federico del Toro, M.D., David Fontenot, M.D., Robert Franklin, M.D., Maximo B. Lamarche, M.D. and Luis A. Mesa, M.D.

Provided herewith
Exhibit 10.5	Business Associate Contract Addendum, dated December 6, 2005, by and between Pacer Health Corporation and Southpark Community Hospital, L.L.C.	Provided herewith
Exhibit 10.6	Due Diligence Letter Agreement, dated December 6, 2005, by and between Southpark Community Hospital, L.L.C. and Pacer Health Corporation.	Provided herewith

1937417v1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2005	PACER HEALTH CORPORATION

By: /s/ Rainier Gonzalez
Name: Rainier Gonzalez
Its: Chairman and Chief Executive Officer

1937417v1

EXHIBIT 10.1

SOUTHPARK COMMUNITY HOSPITAL, L.L.C.

 SECOND AMENDED & RESTATED OPERATING AGREEMENT

This Second Amended and Restated Operating Agreement of Southpark Community Hospital, L.L.C. (this “Agreement”) is entered into effective the _____ day of __________, 2005, and supersedes in its entirety the First Amended and Restated Operating Agreement of Southpark Community Hospital, L.L.C. entered into effective August 19, 2003.

The parties hereto hereby agree as follows:

ARTICLE 1.

DEFINITIONS

The following terms have the following respective meanings (unless the context otherwise requires).  The singular shall include the plural, and the neuter gender shall include the feminine and masculine, and conversely, as the context requires.  Any rights, duties or obligations contained in the definitions shall be fully binding on the parties hereto and shall not be limited in scope or applicability as a result of being contained in this Article 1.

1.1.

Agreement – Agreement means the Operating Agreement of this Company as same may be amended, modified, supplemented or restated from time to time in accordance with the provisions of this Agreement.

1.2.

Articles of Organization – Articles of Organization means the articles of organization which were filed with the Louisiana Secretary of State for the purpose of forming the Company as same may be amended, modified, supplemented or restated from time to time in accordance with the provisions of this Agreement.

1.3.

Capital Contribution - With respect to any Member, Capital Contribution means the amount of money and the agreed upon fair market value of any property or services contributed to the Company with respect to his or her membership interest.

1.4.

Code - Code means the Internal Revenue Code of 1986, as amended, or any successor law.

1.5.

Company - Company means Southpark Community Hospital, L.L.C.

1.6.

Liquidator - The Manager(s) appointed in accordance with this Agreement or applicable law; or, if there are no Manager(s) at the time in question, such other person who may be appointed by the Members in accordance with this Agreement or applicable law.

1.7.

Managers - The Manager shall be Pacer Health Holdings of Lafayette, Inc.

1.8.

Members - mean the persons or entities set forth on Schedule 2.1, including both Class A and Class B Members.

1.9

Net Cash Flow – means as of any time, all of the proceeds received by the Company from all sources (either in cash or in property and including release of amounts previously set aside for Reserves) after payment of all then due debts, liabilities and expenses of the Company, less the sum of any Reserves.

1.10.

Officers – means the Officers of the Company as appointed in accordance with Article 13 hereof.

1.11.

Pacer – means Pacer Health Holdings of Lafayette, Inc.

1.12.

Priority Member Debt – means that loan in the form of a line of credit represented by the promissory notes attached as Exhibit 1.12, made by the Members stated therein, and the direct loan to the Company by Robert Franklin, M.D. in the total principal amount of up to $1,100,000.

1.13.

Reserves - with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Manager, in its reasonable judgment, for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

1.14.

Share of Ownership - means with respect to each Member and for the purposes specified herein, the number expressed as a percentage set forth on Schedule 2.1 hereof.

1.15.

Sustain the Company’s Operations – means to provide sufficient funding to avoid a default to Company’s creditors and to provide resources adequate to allow Company to offer a level of healthcare and related services equal in quality and quantity to its capabilities on December 1, 2005.

1.16.  Unrecovered Pacer Capital Contribution -  as of any specified date and with respect to Pacer, the excess of (i) amounts contributed by Pacer pursuant to Sections 8.1 and 8.2, over (ii) the cumulative distributions made to Pacer pursuant to Section  9.1(b) hereof.

ARTICLE 2.

MEMBERSHIP

2.1.

Members – The names, address, and Share of Ownership of each Member are contained in Schedule 2.1, which is attached hereto and incorporated by reference herein.  All Notices contemplated by this Agreement shall be sent to a Member at his or her address as listed in Schedule 2.1.  Members Capital Contributions are listed in Schedule 8.1.

2.2

Classes of Membership –

2.2.1. The Company shall have two (2) membership classes, Class A and Class B.  The Class A Members and Class B Members are identified on Schedule 2.1.  The Class A Members shall be institutional Members.  The Class B Members shall be individual Members.

2.2.2. Upon the vote of two-thirds of the total Class B membership interest, either in writing or in a meeting called for that purpose, all Class B Memberships will be combined to form a single Class A Membership through the creation of a new legal entity and the exchange of all Class B membership interests for interests in the new entity.

2.2.3. The meeting, if any, shall be called by the Manager upon the written request of Class B members holding more than fifty percent (50%) of the total Class B membership.  The Manager shall provide written notice of the meeting at least seven (7) days in advance, specifying the date, time, place and purpose of the meeting.  The notice shall also contain a copy of the proposed organizational documents of the new entity, which can be amended at the meeting by a vote of two-thirds of the Class B Members present.  The meeting shall be held in a convenient place within Lafayette Parish, Louisiana.

2.2.4. Upon approval, the new entity shall thereafter become an institutional Class A Member, with the same Share of Ownership as the total of the former Class B Members.  Each former Class B member shall own the percentage of the new legal entity equal to his percentage of all former Class B membership interests.

2.3.

Admission of  New Members/Qualifications for Membership - Subject to Section 12.7, no person shall be admitted to the Company as a Member unless approved by an affirmative vote of fifty five percent (55%) of the Shares of Ownership of the Members.  Any new Member admitted to the Company, prior to receiving any benefits as a Member, shall (i) make the required Capital Contribution and (ii) sign an Addendum to this Agreement in the form of Exhibit 2.3, agreeing to be bound to its terms and reflecting the Capital Contribution made by the new Member and his or its Ownership Interest. All Members must provide personal guarantees as required by the Company’s lenders in accordance with the provisions of Article 17 hereof.  The Members may from time to time develop additional criteria for membership in the Company or may waive any or all criteria for membership in the Company by a vote of fifty five percent (55%) of the Share of Ownership at a meeting where a quorum is present.

ARTICLE 3.

TERM

3.1. The period of duration of the Company shall be perpetual, unless otherwise liquidated, dissolved, or merged as permitted by law or pursuant to the provisions hereof.

ARTICLE 4.

NAME

4.1. The name of the Company shall be “Southpark Community Hospital, L.L.C.”

ARTICLE 5.

PRINCIPAL PLACE OF BUSINESS

5.1. The principal place of business of the Company is 316 Youngsville Highway, Lafayette, LA 70508 or such other place as the Manager may periodically decide.  The Company may also maintain offices at such other places as the Manager deems desirable.

ARTICLE 6.

PURPOSE

6.1. The object and purpose of this limited liability company is to plan, build, and operate a community hospital licensed in accordance with the laws of the State of Louisiana and to undertake any other activities permitted by law.

ARTICLE 7.

NO PARTNERSHIP INTENDED FOR NON-TAX PURPOSES

7.1. The Members have formed the Company under the Louisiana Limited Liability Act and expressly do not form a partnership or corporation under any law or model law.  The Members do not intend to be partners with one another, or partners as to any third party.  The Members hereto agree and acknowledge that the Company is to be treated as a partnership solely for federal income tax purposes.

ARTICLE 8.

CAPITAL CONTRIBUTIONS

8.1

Initial Contributions – The contributions of each Member are listed in Schedule 8.1, which is attached hereto and incorporated herein by reference.  The parties acknowledge and agree that Pacer a Capital Contribution of up to $2,500,000, the exact amount reasonably determined by Pacer as necessary to Sustain the Company’s Operations,  in exchange for a membership interest in the Company with a Share of Ownership of sixty percent (60%), with the rights and responsibilities set forth herein.

8.2

Additional Pacer Contributions; Additional Contributions - In the event that Pacer reasonably determines that Capital Contributions, in addition to the Capital Contribution Pacer has already made pursuant to 8.1, are necessary to Sustain the Company’s Operations, it shall make additional Capital Contributions, and the following will apply: (a) should Pacer’s total Capital Contributions exceed $2.5 million, but be less than $3.5 million, then Pacer’s membership interest in the Company will increase by an additional five percent (5%) to a total Share of Ownership of sixty-five percent (65%) and the membership interest of the other members of the Company will decrease pro rata by five percent (5%) to a Share of Ownership of thirty-five percent (35%); (b) should Pacer’s total Capital Contributions exceed $3.5 million, then Pacer’s membership interest in Company will increase by an additional ten percent (10%) to a Share of Ownership of seventy percent (70%) and the membership interest of the other members of Company will decrease pro rata by ten percent (10%) to a total Share of Ownership of thirty percent (30%).

Further, if the Manager determines and there is a vote of eighty percent (80%) or more of the Shares of Ownership of the Members that additional contributions are necessary, upon written notice to all Members, each Member shall contribute to the Company his or her pro-rata share, based upon the Member’s Shares of Ownership, of the additional contribution.

8.3.

Failure to Contribute – Failure to timely provide a required Capital Contribution shall be grounds for Involuntary Termination of the Membership of the noncontributing Member as provided in Article 12.4.

8.4.

Return of Capital Contribution - Each Member shall look solely to the assets of the Company for the return of his or her Capital Contribution, and no Member shall have any recourse against any other Member therefor.  No interest shall be paid on a Member’s Capital Contribution.

ARTICLE 9.

DISTRIBUTION OF NET CASH FLOW; ALLOCATIONS

9.1.

Distribution of Net Cash Flow.  Net Cash Flow shall be distributed to the Members at such times as the Manager deems appropriate, in the following order and priority:

(a)

First, to the Members Net Cash Flow to enable Members to pay quarterly tax payments for tax liabilities resulting from Membership in the Company;

(b)

Second, to Pacer until the Unrecovered Pacer Capital Contribution has been reduced to zero; and

(c)

Third, to the Members in accordance with their respective Share of Ownership.

Notwithstanding the foregoing, no distributions shall be made before repayment of Priority Member Debt listed in Schedule 1.12.

9.2

Allocation of Net Profits and Losses.  Net Profits, Net Losses and certain other items shall be allocated among the Members as set forth in Schedule 9.2 to this Agreement.

ARTICLE 10.

MANAGEMENT

10.1.

Management of the Company - The management and control of the business and affairs of the Company shall be vested in the Manager.  The Manager of the Company may not sell, exchange, lease, mortgage, pledge or otherwise transfer all or substantially all of the assets of the Company or sell or encumber any immovable property owned by the Company without the prior approval of the Members as provided in Section 11.7 of this Agreement.  The Manager of the Company shall have the power to incur indebtedness on behalf of the Company in the ordinary course of its business.  The Manager of the Company may not incur indebtedness in excess of $250,000.00 on behalf of the Company without the prior approval of the Members as provided in Section 11.7 of this Agreement.  The Manager shall have the power to file any legal proceeding on behalf of the Company.  The Manager shall have the power and authority to hire and terminate employees and to generally contract on behalf the Company.  The Manager’s authority includes, but is not limited to, the authority to execute any agreement necessary, in the discretion of the Manager, to facilitate and accomplish the purpose of the Company, including but not limited to entering into management agreements on behalf of the Company. The actions of the Manager shall be binding on the Company provided the Manager acts within the scope of the authority provided in this Agreement.

10.2.

Tenure and Compensation – The Initial Manager, and any subsequent Manager, shall serve as Manager until his, her or its successor shall have been duly elected, until its dissolution or his or her death, until it, he or she resigns or until it, he or she has been removed as provided for herein.  All Managers shall serve without compensation, except as provided in the Management Agreement attached as Exhibit 10.2.

10.3.

Vacancies - Any vacancy occurring with respect to the Managers shall be filled by a vote of the Members at a special meeting called for such purpose.  If a Manager shall resign, effective at a future time, the Members shall have the power to fill such vacancy or vacancies at a special meeting called for such purpose, the vote thereon to take effect when such resignation or resignations shall become effective, and the Manager or Managers so chosen shall hold office as herein provided in the filling of other vacancies.

10.4

Removal - At a meeting of Members called expressly for that purpose and by a vote of fifty-five (55%) percent of the Shares of Ownership of the Members then entitled to vote at an election of the Manager(s), any Manager (or the entire Board of Managers, if there is more than one Manager) may be removed, with or without cause.

10.5.

Quorum – In the event there is more than one Manager, a majority of the number of Managers then serving shall constitute a quorum for the transaction of business at any meeting of the Managers, but if less than such majority is present at a meeting, a majority of the Managers present may adjourn the meeting from time to time without further notice.

10.6.

Manner of Acting – In the event there is more than one Manager, each Manager shall be entitled to a single vote on all matters properly brought before the Managers.  Unless otherwise provided in this Agreement or by applicable law, all decisions of the Managers shall be made by a majority vote of all of the Managers, including, but not limited to, all decisions to terminate or not renew a contract for employment or other services with a non-physician, physician, a contractor or an agent, to exercise the Company’s option to purchase the Shares of Ownership of a Totally Disabled, Bankrupt or deceased Member and to involuntarily terminate the Shares of Ownership of a Member.  In the event there is an even number of Managers and the Managers cannot agree on the proper course of action to take on behalf of the Company, the Managers shall call a special meeting of the Members at which the Members shall vote on the proper course of action to take on behalf of the Company.

10.7.

Regular and Special Meetings – Regular and special meetings of the Manager(s) may be held any place within the State of Louisiana.  Special meetings may be held by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Any Manager participating in a meeting by means of telephone conference or similar communications equipment shall be deemed present at the meeting.  Regular meetings of the Manager(s) may be held with or without notice as otherwise prescribed for special meetings hereinafter.  Special meetings of the Manager(s) may be called by or at the request the Manager or by or at the request of a majority of the Managers.

10.8.

Action Without a Meeting - Any action required or permitted to be taken by the Manager(s) at a meeting, may be taken without a meeting if the Manager(s) consents thereto in writing.  Such consent shall have the same effect as a unanimous vote.

10.9.

Hospital Governing Body and Committees – The Manager(s) may create a Hospital Governing Body with such authority as may be required to satisfy LAC 48:I.9317 and corresponding provisions of federal law.  The Manager(s) may also create one or more standing or ad hoc committees as necessary and appropriate and provide with respect thereto. Hospital Governing Body and Committee members need not be Managers or Members.

10.10.

Presumption of Assent - A Manager of the Company who is present at a meeting of the Managers at which action on any Company matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the secretary of the meeting before the adjournment thereof.

10.11.

Diligence - The Manager(s) shall diligently apply themselves in and about the business of the Company to the utmost of their respective skills and to the greatest benefit to and in the best interests of the Company.

ARTICLE 11.

MEMBERS

11.1.

Annual Meetings – The annual meeting shall take place at such date and time as determined by the Manager.  In addition to all other tasks to be undertaken by the Members at the Annual Meeting, the Members shall vote upon the Capital Budget proposed by the Manager for the following fiscal year.  A vote of fifty-one percent (51%) of the Shares of Ownership present at the meeting shall be required to approve the Capital Budget.

11.2.

Special Meetings - Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Manager (or may be called by a majority of the Board of Managers if there is more than one Manager), and shall be called by the President at the request, in writing, of the Members holding not less than fifty-one percent (51%) of all of the Shares of Ownership entitled to vote at the meeting.  Such request shall state the purpose or purposes of the proposed meeting.

11.3.

Place of Meetings – The Manager(s) may designate any place, within the State of Louisiana, as the place of meeting for any special meeting.  A waiver of notice signed by all Members entitled to vote at a meeting may designate any place, either within the State of Louisiana, as the place for the holding of such a meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the known place of business of the Company in the State of Louisiana.

11.4.

Notice of Meetings - Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than two (2) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by an officer of the Company at the direction of the person or persons calling the meeting.  If mailed, such notice shall be deemed to be delivered two (2) days following the day it was mailed, so long as such notice was properly addressed and postage was prepaid.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Company may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting.

11.5.

Fixing Date for Determination of Members of Record - At any meeting of Members, a list of Members entitled to vote, arranged alphabetically and certified by the Secretary/Treasurer of the Company, showing the Shares of Ownership held by each Member on the record date for the meeting shall be produced on the request of any Member.  This list shall be prima facie evidence of the Shares of Ownership in the Company and of the right of the Members listed therein to vote.

11.6.

Voting Record - The Secretary of the Company shall make a complete record of the Members entitled to vote at each meeting of Members or any adjournment thereof, arranged in alphabetical order, with the address of and the Shares of Ownership held by each.  Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Member during the whole time of the meeting for the purposes thereof.

11.7.

Quorum – A majority of the Shares of Ownership entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Members.  All Shares of Ownership represented and entitled to vote on any single subject matter that may be brought before the meeting shall be counted for the purposes of a quorum.  Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient Shares of Ownership to reduce the Shares of Ownership present to less than a quorum.  All decisions of the Members shall be made by a fifty-one (51%) percent vote of the Shares of Ownership of all of the Members entitled to vote on a subject matter unless otherwise provided in this Agreement or by applicable law; provided, however, that a majority vote of the Shares of Ownership then present is sufficient in all cases to adjourn the meeting.

Notwithstanding anything to the contrary contained in this Agreement, a vote of fifty-five percent (55%) of the Shares of Ownership of all of the Members shall be required to approve the following:

(i)

The dissolution and winding up of the Company.

(ii)

The merger or consolidation of the Company.

(iii)

An amendment to the Articles of Organization of the Company except as provided in Article 18.12.

(iv)

The sale, exchange, lease, mortgage, pledge, or other transfer of all or substantially all of the assets of the Company.

(v)

The incurrence of indebtedness other than that listed in Schedule 10.1 in excess of $250,000 by the Company.

(vi)

The alienation or encumbrance of any immovables of the Company.

11.8.

Proxies - At all meetings of the Members, a Member may vote in person or by proxy executed in writing by the Member or by his or her duly authorized attorney-in-fact.  The signature of a Member or his or her duly authorized attorney-in-fact on a proxy may be facsimile and such proxy may be delivered by facsimile to the Company.  No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power of attorney.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the Shares of Ownership themselves or an interest in the Company generally.  A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted or a quorum is determined, written notice of the death or incapacity is given to the Company.

11.9.

Voting Rights - Each Member of the Company shall be entitled to cast a single vote representing each Share of Ownership owned by the Member on all matters properly brought before the Members.  All decisions of the Members shall be made by an affirmative vote of a majority of the Shares of Ownership of the Members unless otherwise provided in this Agreement or by applicable law.

11.10.

Action by Members Without a Meeting - Whenever the affirmative vote of the Members is required to authorize Company action, the consent in writing to such Company action signed by the Members holding that proportion of the total voting power on the question which is required by this Agreement shall be sufficient for the purpose, without necessity for a meeting of the Members, provided that if the consent is signed by fewer than all of the Members, prompt notice shall be given to all of the Members of the Company not signing the consent of the action taken pursuant to the consent.

ARTICLE 12.

TRANSFERABILITY OF SHARES OF OWNERSHIP

12.1.

Restrictions on Transfer/Right of First Refusal - The Members shall have the right to sell, transfer, convey, alienate, donate, encumber, pledge or otherwise transfer, dispose of or hypothecate their Shares of Ownership in the Company to a third party, only upon approval of the Manager and only if the requirements of this Article 12 are met.

12.1.1  Should a Member who is contemplating selling his or her Shares of Ownership in the Company (the “Selling Member”) receive a written offer from a third party (“Third Party Offerer”) to buy any portion of a Selling Member’s Ownership Interests (the “Shares of Ownership to Be Sold”) acceptable to Selling Member (“Acceptable Third Party Offer”), Selling Member shall provide written notice of such offer to the Manager and all other Members of the Company.  Upon approval of the Manager, one or more of the other Members shall have the right if they so desire, exercisable by notice to Selling Member within ten (10) days thereafter, to elect to purchase the Shares of Ownership to Be Sold, on terms identical to those stated in the Acceptable Third Party Offer.  If two or more of the other Members desire to purchase the Shares of Ownership to Be Sold, then each other Member shall purchase an amount of Shares of Ownership equal to each Member’s proportionate ownership of the Company, excluding the Shares of Ownership to Be Sold.

12.1.2  If all of the other Members decline or fail to timely exercise their above right of first refusal, then Selling Member shall be entitled to sell or otherwise dispose of the Shares of Ownership To Be Sold to the Third Party Offerer, only upon terms and conditions no less favorable to Selling Member than those set forth in the Acceptable Third Party Offer.

12.2

Death of a Member -

A Member’s death shall trigger an Involuntary Termination from the Company.

12.3.

Retirement and Withdrawal –

12.3.1. A Class A Member shall have no right to retire or withdraw from the Company.  A Class B Member shall have no right to retire or withdraw from the Company except if consented to in writing by fifty five percent (55%) of the Shares of Ownership of the Members, which consent may be withheld by the non-retiring Members for any reason.  If a Member is permitted to retire or withdraw, the Member’s retirement or withdrawal shall be effective on the later of ninety (90) days from the date of the consent in writing by fifty five percent (55%) of the Shares of Ownership of the Members or thirty (30) days after valuation as provided herein is completed, unless an earlier date is consented to in writing by fifty five percent (55%) of the Shares of Ownership of the Members (the “Retirement Effective Date”).  Upon retirement or withdrawal, a retiring or withdrawing Member shall be entitled to receive such dividends, if any, to which such Member is then entitled under this Agreement and an amount equal to the fair market value of the Company, as determined by a CPA (certified in the field of valuations) agreed to by the Company and the retiring/withdrawing Member, multiplied by the Member’s percentage of ownership of the Company (the “Retirement Payment”).  If a CPA that is acceptable to the retiring/withdrawing Member and the Company cannot be selected, then the Company and the retiring/withdrawing Member shall each select a CPA (certified in the field of valuations) to perform an appraisal.  If the two (2) CPA’s are unable to agree on the fair market value of the Ownership Interests of the withdrawing/retiring Member, then the two (2) CPA shall select a third (3rd) CPA who shall determine which appraisal or an amount between the two (2) appraisals, best represents the fair market value of the Ownership Interests of the withdrawing/retiring Member.  The amount determined by the third (3rd) CPA shall be binding upon all parties.  The Retirement Payment shall be paid in twelve (12) equal monthly installments, without interest, unless the Member retiring or withdrawing agrees otherwise.

12.3.2.  Within thirty (30) days of the Retirement Effective Date, at a reasonable date, time and place set by the Company:

(i)

the Company shall pay, in cash, to the retiring or withdrawing Member the first monthly installment of the Retirement Payment;

(ii)

the retiring or withdrawing Member shall deliver to the Company the Shares of Ownership, free and clear of all liens, charges, and encumbrances other than those created by this Agreement; and

(iii)

the retiring or withdrawing Member shall immediately pay the outstanding balance of any indebtedness owed by the retiring or withdrawing Member to the Company.

12.4.

Involuntary Termination -

12.4.1.  The membership of a Member in the Company may be terminated by the Company upon thirty (30) days prior written notice to the Member (the “Termination Notice”) for any of the following reasons:

(i)

commission by the Member of a felony and/or any offense involving moral turpitude which results, or which, in the Company’s opinion, probably will result, in the imposition of a fine or other penalty by a court of law; or

(i)

the Member’s right to participate in Medicare, Medicaid, or any federal health program has for any or no reason been revoked, suspended, or restricted; or

(ii)

a Member has been assessed a civil monetary penalty by the Office of Inspector General, the Centers for Medicare and Medicaid Services, or any state authority that regulates, administers, or enforces Medicaid or other healthcare laws and regulations; or

(iii)

a Member fails to make a Capital Contribution as required under Article 8; or

(iv)

a Member is a voluntary or involuntary party to bankruptcy proceedings; or

(v)

the divorce of a married Member if the Shares of Ownership constitute a portion of a community property regime and the community interest is not adjudicated or otherwise transferred to the Member as of the date of the judgment of divorce; or

(vi)

with regard to Class B members only, without cause whatsoever upon an affirmative vote of fifty-five percent (55%) of the Membership Interests of the Company.

12.4.2. Upon involuntary termination, a terminated Member shall be entitled to receive such dividends, if any, to which such Member is then entitled under this Agreement and an amount equal to the fair market value of the Company, multiplied by the Member’s percentage of ownership of the Company (the “Termination Price”).  To determine fair market value of the Termination Price, the same method (i.e. selection of CPA(s), etc.) as employed in Article 12.3.1 in determining fair market value of the Retirement Payment shall implemented in determined fair market value of the Termination Price.  The Termination Price, delivery of Shares of Ownership, and repayment of outstanding balances owed to the Company shall be according to Article 12.3.2.

12.4.3. Within thirty (30) days from the date of the Termination Notice, at a reasonable date, time and place set by the Company:

(i)

the Company shall pay, in cash, to the terminated Member the first monthly installment of the Termination Price;

(ii)

the terminated Member shall deliver to the Company the Shares of Ownership, free and clear of all liens, charges, and encumbrances other than those created by this Agreement; and

(iii)

the terminated Member shall immediately pay the outstanding balance of any indebtedness owed by the terminated Member to the Company.

12.5.

Transferee of the Shares of Ownership - If the Members permit any Member to transfer his or her Shares of Ownership as provided in Section 12.1 hereof, or if such Shares of Ownership are transferred pursuant to any other provision of this Agreement, then the person or entity to whom such Shares of Ownership are transferred shall consent to be bound by the terms and conditions set forth in this Agreement, which consent shall be evidenced by a separate writing and attached hereto and such individual shall meet the Qualification for Membership as addressed in Article 2.3 above.  The Member transferring his or her Shares of Ownership shall obtain the transferee’s written consent to be bound hereby in advance of the actual transfer of the Shares of Ownership and shall provide evidence of the consent to the Company in advance of the transfer.  A transferee who fails to consent to be bound by the terms and conditions set forth in this Agreement shall not be considered a Member and shall have no management and/or voting rights as a Member, and the Company will take any and all action to nullify the sale or transfer.  A Member who transfers his or her Shares of Ownership without first obtaining the written consent of the transferee to be bound by this Agreement shall defend, indemnify and hold the Company and its Members harmless from any and all costs, loss, or damage arising out of or incident to the Member’s failure to obtain the transferee’s consent.  The preceding indemnification is in addition to and does not supplant any other indemnity obligations in this Agreement.

12.6.

Transfer in Violation of This Agreement - In the event a Transfer of any Shares of Ownership in the Company is made without first complying with all of the terms and conditions of this Agreement, such Transfer shall be null and void as to the Company and shall not be recognized by the Company.  A Member who transfers his or her Shares of Ownership in the Company in violation of this Agreement shall defend, indemnify, and hold harmless the Company and its Members against any and all costs, loss, or damage arising out of or incident to the transfer, including the Company’s legal and court costs incurred in enforcing this Agreement.  The preceding indemnification is in addition to and does not supplant any other indemnity obligations in this Agreement.

12.7.

Admittance of New Members; Issuance of New Membership Interests - No person shall be admitted as a new Class B Member except upon the consent of fifty-five percent (55%) of the Shares of Ownership of the Members, either in writing or at a meeting, properly called, for that purpose. No person shall be admitted as a new Class A Member except upon the consent of eighty percent (80%) of the Shares of Ownership of the Members, either in writing or at a meeting, properly called, for that purpose.  No change to Membership Interests of Members not otherwise provided herein shall be made except for fair market value except upon the consent of eighty percent (80%) of the Shares of Ownership of the Members, either in writing or at a meeting, properly called, for that purpose.

12.8.

Seizure of Shares of Ownership - If a Member’s Shares of Ownership are seized by a creditor, the Company shall have the right (but not the obligation) to bond out the seizure and any amounts advanced by the Company shall be a debt due from the borrowing Member and shall bear interest at the applicable federal rate under Section 1274(d) of the Code.

ARTICLE 13

OFFICERS

13.1.

Number - The officers of the Company shall be a President and a Secretary/Treasurer and shall be elected by the Manager(s).  Such other officers, assistant officers and agents as may be deemed necessary may be elected or appointed by the Manager(s).  Any two or more offices may be held by the same person.

13.2.

Election and Term of Office - The officers of the Company shall be elected annually by the Manager(s) at the first meeting of the Manager(s) held on or after January 1.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently possible.  Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or until he or she shall have been removed in the manner hereinafter provided.

13.3.

Vacancies - A vacancy in any office because of death, resignation, removal, disqualification, or any other reason, may be filled by the Manager(s) for the unexpired portion of the term.

13.4.

President - The President shall be the principal executive officer of the Company and, subject to the control of the Manager(s), shall in general supervise and control all of the business and affairs of the Company.  He or she may sign certificates of shares of ownership, deeds, mortgages, bonds, contracts, instruments of conveyance, checks, drafts, notes, and other instruments that the Manager(s) or the Members have authorized to be executed as the case may be.  The President, in general, shall perform all duties incident to the office of president and such other duties as may be prescribed by the Manager(s).  The day-to-day execution of all or part of the President’s responsibilities may be delegated to one or more administrative employees, whose titles and position descriptions must be approved by the Manager(s).

13.5.

Secretary/Treasurer - The Secretary/ Treasurer shall (a) keep the minutes of all meetings of the Manager(s) and of the Members, (b) see that all notices are duly given in accordance with the provisions of this Agreement or as required by law, (c) have charge of all the Company books, records and accounts, and (d) keep a register of the post office address of each Member which shall be furnished to the Company by such Member.

13.6.

Secretary/Treasurer: Additional Duties - The Secretary/Treasurer shall also (a) have charge and custody of all funds and securities of the Company, (b) receive and give receipt for monies due and payable to the Company from any source whatsoever, and deposit all such monies in the name of the Company in such banks, trust companies or other depositories as shall be selected by the Manager(s), and (c) in general, perform all of the duties incident to the office of Secretary/Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Manager(s).  He or she may sign checks, drafts, and other instruments that the Manager(s) or the Members have authorized to be executed as the case may be.

13.7.

Removal – An officer may be removed from office by the Manager or if there is more than one Manager by a fifty-five percent (55%) vote of the Managers.

ARTICLE 14.

TERMINATION AND DISSOLUTION

14.1.

Termination and Dissolution of the Company - The Company may be terminated and dissolved by the Members as provided in this Agreement or by law.  Termination of the Company shall be effective on the day on which the event occurs giving rise to the termination, but the Company shall not dissolve until:  (a) the Company has complied with the laws of the states in which it owns property or does business; and (b) the assets of the Company have been distributed as provided in Section 14.2 hereof.

14.2.

Winding Up -

14.2.1.  Upon the termination of the Company, the Liquidator shall take full account of the Company’s liabilities and property, and the Company’s property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (including cash flow generated after termination), to the extent sufficient therefor, shall be applied and distributed in the following order of priority:

(i) First, to the creditors of the Company in payment of the unpaid liabilities of the Company to the extent required by law or under agreements with such creditors;

(ii) Second, to Members of the Company for the Priority Member Debts listed in Schedule 17.1, in the order listed therein, if any;

(iii) Third, to Members of the Company for debts other than Priority Member Debts;

(iv) Fourth, to the creation or funding of any reserves which the Liquidator, in his sole and absolute discretion, deems necessary for any anticipated, contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the conduct of the Company’s business; and

(v) Fifth, the balance, if any, to the Members in accordance with Section 9.1 hereof.

14.2.2  Distribution in Kind - In the event that the Liquidator distributes Company property or any part thereof in kind, then the Members shall accept an undivided interest in the Company property, subject to its liabilities, in satisfaction of their interests in the Company.  Upon any such distribution in kind, the Liquidator shall obtain from a duly qualified appraiser, an appraisal of the fair market value of the Company property, or any portion thereof, to be distributed in kind and said Company property shall be deemed to have been sold at its assigned value, and the Company property shall thereafter be distributed among the Members in accordance with subsection 14.2.1 hereof, i.e., in the same proportions to the Members as the cash proceeds from such hypothetical sale would have been distributed to the Members.

14.3.

Return of Capital Contribution - Each Member shall look solely to the assets of the Company for the return of his or her Capital Contribution, and no Member shall have any recourse against any other Member therefor.

14.4.

Waiver of Action for Dissolution - The Members irrevocably waive any right that such Members may have to cause the termination and dissolution of the Company by court decree or otherwise.

ARTICLE 15

CERTIFICATES FOR SHARES OF OWNERSHIP AND THEIR TRANSFER

15.1.

Certificates for Shares of Ownership – Certificates, if any, representing the Shares of Ownership of the Company shall be in such form as shall be determined by the Manager(s).  Such certificates shall be signed by the President of the Company.  The signature of the President upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Company itself or an employee of the Company.

No certificate shall be issued for any Shares of Ownership until such Shares of Ownership are fully paid.  Each certificate representing Shares of Ownership shall state upon the face thereof (a) that the Company is organized under the laws of the State of Louisiana, (b) the name of the person to whom issued, and (c) the number of Shares of Ownership, which the certificate represents.

Any restriction on the right to transfer Shares of Ownership and any reservation of lien on the Shares of Ownership shall be noted on the face or the back of the certificate by providing (a) a statement of the terms of such restriction or reservation, (b) a summary of the terms of such restriction or reservation and a statement that the Company will mail to the Member a copy of such restrictions or reservations without charge within five (5) days after receipt of written notice therefor, (c) if the restriction or reservation is contained in the Articles of Organization or Operating Agreement of the Company, or in an instrument in writing to which the Company is a party, a statement to that effect and a statement that the Company will mail to the Member a copy of such restriction or reservation without charge within five (5) days after receipt of written request therefor, or (d) if each such restriction or reservation is contained in an instrument in writing to which the Company is not a party, a statement to that effect.  Each certificate for Shares of Ownership shall be consecutively numbered or otherwise identified.

15.2.

Transfer of Shares of Ownership - Shares of Ownership of the Company shall be transferred on the books of the Company only by the holder thereof, or by his or her duly authorized representative, upon surrender of the certificate of a like number of Shares of Ownership properly endorsed.

ARTICLE 16.

INDEMNIFICATION

16.1.

Definitions: Agents, Proceedings, and Expenses - For the purposes of this Article, “Agent” means any person who is or was a Member, Manager, officer, employee, or other agent of the Company; “Proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “Expenses” means any and all costs, fees, and expenses including but not limited to court costs and attorneys’ fees.

16.2.

Actions Other Than by the Company - The Company shall indemnify and hold harmless any person or Agent who was or is a party, or is threatened to be made a party, to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that such person is or was an Agent of the Company, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such Proceeding, if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of the Company, and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonable believed to be in the best interests of the Company or that the person had reasonable cause to believe that his or her conduct was unlawful.

16.3.

Actions by the Company -

16.3.1.  The Company shall indemnify any person or Agent who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was an Agent of the Company, against expenses actually and reasonably incurred by that person or Agent in connection with the defense or settlement of that action if that person or Agent acted in good faith, in a manner that person or Agent believed to be in the best interests of the Company, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances.

16.3.2.  No indemnification, however, shall be made under this Section 16.3 with respect to any claim, issue or matter as to which that person or Agent shall have been adjudged to be liable to the Company in the performance of that person’s or Agent’s duty to the Company, unless the court in which that action was brought shall determine upon application that the person or Agent is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; (ii) for amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or (iii) for expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

16.4.

Successful Defense by Agent - To the extent that an Agent of the Company has been successful on the merits in defense of any Proceeding, the Agent shall be indemnified against expenses actually and reasonably incurred by the Agent in connection with the Proceeding.

16.5.

Advance of Expenses - Expenses incurred in defending any Proceeding may be advanced by the Company before the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of the Agent to repay the amount of the advance unless it shall be determined ultimately that the Agent is entitled to be indemnified.

16.6.

Other Contractual Rights - Nothing contained in this Article shall affect any right to indemnification to which Agents of the Company or any subsidiary may be entitled by contract, by vote of the Members, as a matter of law or equity, or otherwise.

16.7.

Insurance - The Company may, upon a determination by the Managers, purchase and maintain insurance, including but not limited to commercial liability, errors and omissions, and/or directors and officers insurance on behalf of any Agent of the Company against any liability which might be asserted against or incurred by the Agent in such capacity, or which might arise out of the Agent’s status as such, whether or not the Company would have the power to indemnify the Agent against that liability.

16.8.

Amendment to Louisiana Limited Liability Company Law - In the event that the Louisiana Limited Liability Company Law regarding indemnification of members, managers, officers, employees, and other agents of a limited liability company, as in effect at the time of adoption of this Agreement, is subsequently amended in any way that increases the scope of permissible indemnification beyond that set forth herein, the indemnification authorized by this Article shall be deemed to be coextensive with the maximum afforded by the Louisiana Limited Liability Company Law as so amended.

ARTICLE 17

PRIORITY MEMBER DEBTS AND PERSONAL GUARANTEES

17.1. Priority Member Debts.

17.1.1. The Members acknowledge that certain loans to or on for the benefit of the Company have been made or may be made by certain Members beyond that required of all Members hereunder.  These Priority Member Debts outstanding on the effective date of this Second Amended and Restated Operating Agreement (“Amendment Date”) are listed in Schedule 1.12.

17.1.2. Priority Member Debts shall be paid as provided in Article 9.1, and are entitled to certain preferences in payment upon dissolution as provided in Article 14.2.1.

17.1.3. No new Priority Member Debt shall be given a preference in order of payment over existing Priority Member Debt without the written consent of the holder of the Priority Member Debt being reduced in priority.

17.2. Personal Guarantees.

The Members acknowledge that the Company’s lenders require the Members to guarantee the Company’s indebtedness.  For any borrowing after the Amendment Date, other than a renewal of an existing borrowing, in the event a lender requires the personal guarantee of the Members of the Company as a condition of advancing funds to the Company, each Member’s guarantee shall to the extent possible be limited to his or her pro-rata share of the indebtedness to which the personal guarantee applies.

17.2.

The Members acknowledge that a lender may require the personal guarantee of the Members of the Company as a condition of advancing funds to the Company.  The Members also acknowledge that the lenders may refuse to limit each Member’s personal guarantee to an amount equal to the Member’s pro-rata share of the indebtedness.  Any indebtedness personally guaranteed by the Members of the Company is referred to as a “Guaranteed Indebtedness.”  If the Company defaults on a Guaranteed Indebtedness and the lender exercises its rights against one or more Members (“Guarantor(s)”) and obtains from the Guarantor more than his or her pro-rata share of the indebtedness, each Member (“Reimbursing Member”) shall, within ten (10) days of receipt of notice by the Guarantor) reimburse the Guarantor(s) an amount equal to the Reimbursing Member’s pro-rata share of the amount by which the Guarantor’s payment to the lender exceeded the Guarantor’s pro-rata share of the total Shares of Ownership of the Company.  No Member shall be obligated to reimburse any Guarantor if the Member has already paid his or her pro-rata share of the Guaranteed Indebtedness.  Any Member who fails to reimburse a Guarantor in accordance with this paragraph shall by liable for all attorney fees and court costs incurred by the Member in enforcing his or her rights under this paragraph.

ARTICLE 18.

MISCELLANEOUS

18.1.

Notification to the Company or to a Member - All notices, consents, waivers or approvals given, required or permitted under this Agreement, shall be in writing, shall be effective upon receipt, and shall be transmitted (i) by hand, (ii) by certified mail, return receipt requested, postage prepaid, (iii) by a nationally recognized courier service to the addresses set forth in Schedule 2.1 hereof, or to such other places or addresses as any party may notify the others as provided in this Article, or (iv) by electronic mail.

18.2.

Binding Provisions - The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

18.3.

Applicable Law - This Agreement shall be construed and enforced in accordance with the internal laws of the State of Louisiana applicable to contracts made and to be performed wholly within such State.

18.4.

Counterparts - This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

18.5.

Separability of Provisions - If for any reason any provision or provisions hereof which are not material to the purposes or business of the Company are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.

18.6.

Entire Agreement - This Agreement constitutes the entire agreement among the parties and this Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein.

18.7.

Article, Section, Subsection and Paragraph Titles - Article, Section, subsection and paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

18.8.

Interpretation - No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court or other governmental, judicial or arbitral authority by reason of such party having or being deemed to have drafted, devised or imposed such provision.

18.9.

Cooperation - The parties agree to execute and deliver any and all such further documents and do any and all such further acts and things as may be necessary to effect the purposes of this Agreement.

18.10.

 Duties of Members - Members shall diligently apply themselves in and about the business of the Company to the utmost of their respective skills and to the greatest benefit to and in the best interests of the Company.

18.11.

 Books and Records -

18.11.1. There shall be maintained during the continuance of this Company an accurate set of books of account of all transactions, assets and liabilities of the Company.  The books shall be balanced and closed at the end of each fiscal year and at any other time on reasonable request of any of the Members.  The books are to be kept at the registered office of the Company and are to be open for inspection by any Member at all reasonable times.  The Company’s fiscal year shall be from January 1 to December 31 unless otherwise required by federal law.  The profits and losses of the Company and its books of accounts shall be maintained on the basis of such fiscal year, unless otherwise determined by the Members.

18.11.2. The Company shall also keep at its registered office the following, which are to be open for inspection by any Member at all reasonable times:

(i)

A current list of the full name and last known address of each Member and Manager of the Company.

(ii)

Copies of records that would enable a Member to determine the relevant voting rights of the Members of the Company.

(iii)

A copy of the Articles of Organization of the Company, together with any amendments thereto.

(iv)

Copies of the Company’s federal and state income tax returns and reports, if any, for the three most recent years.

(v)

A copy of this Agreement, together with any amendments thereto.

(vi)

Copies of the financial statements of the Company, if any, for the three most recent fiscal years;

(vii)

Originals or copies of all minutes, actions by written consent, consents to action, and waivers of notice to Members and/or Managers, Member and/or Manager votes, actions and consents.

18.12.

Amendment - This Agreement may be amended at any time by the Members by fifty-five percent (55%) of the Shares of Ownership of the Members, either by written consent thereof or at a meeting properly called for that purpose.  Notwithstanding the foregoing, no amendment to this Agreement that directly affects or allows a change in the percentage of ownership of, or the payments or distributions due to, any Member may be made except upon the consent of eighty percent (80%) of the Shares of Ownership of the Members, either in writing or at a meeting, properly called, for that purpose

18.13.

Certificates - All persons dealing with the Company may rely upon a certificate of one or more of the officers or Manager(s) of the Company to establish the membership of any Member, the authenticity of any records of the Company or the authority of any person to act on behalf of the Company.

18.14  Banking - Company funds shall be deposited and kept in the name of the Company in one or more accounts that may be opened and maintained by the Manager(s) with such suitable financial institutions as the Manager(s) may determine.  All Capital Contributions and other revenues received shall be deposited in such accounts.  Checks may be drawn on said accounts by the signature of such person(s) as the Manager(s) may determine.  The Company shall have the authority to borrow funds for its account only upon the express written authorization of the Manager(s) or Members as provided herein.

18.15

Arbitration - If the parties are unable to agree following diligent, thorough, and exhaustive negotiations on any issues including but not limit to buy-out prices of a Member, each party shall have the right to submit the matter to binding arbitration, to be conducted in Lafayette.  The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, with each party bearing one-half of the cost of the arbitration.

18.16

Class A Membership Operating Expenses – Until such time as the single Class A Membership formed by the Class B membership under the provisions of Section 2.2.2 hereof receives dividends in excess of $100,000.00, the Company will fund the reasonable operating expenses of such Class A Member up to $5,000.00 per year.

1937417v1

IN WITNESS WHEREOF, the Company and its Members have executed this Agreement effective as of the date first written above.

MEMBERS:

INTERVENORS:

_____________________________	_____________________________ Spouse, if necessary
_____________________________	_____________________________ Spouse, if necessary

THE COMPANY:

Southpark Community Hospital, L.L.C.

/s/ Roderick Clark

By:  _____Roderick Clark________

Its:   _____Vice-Chairman___________

1937417v1

SCHEDULE 1.12

Priority Member Debts

Roderick Clark, M.D.	$200,000	Note attached
Federico del Toro, M.D.	$200,000	Note attached
David Fontenot, M.D.	$200,000	Note attached
Robert Franklin, M.D.	$100,000	Direct payment
Maximo B. Lamarche	$200,000	Note attached
Luis A. Meza	$200,000	Note attached

1937417v1

SCHEDULE 2.1

Members

Member Name and Address

Ownership Interest

[ATTACHED]

1937417v1

EXHIBIT 2.3

ADDENDUM

TO

SOUTHPARK COMMUNITY HOSPITAL, L.L.C. SECOND AMENDED AND RESTATED

OPERATING AGREEMENT

This Addendum to the SOUTHPARK COMMUNITY HOSPITAL, L.L.C. SECOND AMENDED AND RESTATED OPERATING AGREEMENT ("Addendum") dated the ____ day of

_________, 20

____, by and among Southpark Community Hospital, LLC, a Louisiana limited liability company (the "Company") and

 (the "New Member") and

 , the spouse of the New Member.  The Company, New Member and the New Member's spouse may be referred to herein individually as a "Party" and collectively as the "Parties".

RECITALS

The Company and its existing Members are parties to a Second Amended and Restated Operating Agreement dated _____________________________________, 2005 (the "Operating Agreement") regarding the operation of the Company and the requirements and conditions of ownership of a membership interest therein.

The New Member wishes to become a Member of the Company.

The Operating Agreement requires all Persons being offered any Membership Interest to enter into an addendum agreement binding the New Member and his/her spouse to the Operating Agreement to the same extent as if they were original parties thereto; and binding the New Member and the Membership Interest he/she acquires to the same restrictions and obligations as are imposed upon the existing shareholders and Shares of Ownership under the Operating Agreement.

THE PARTIES AGREE AS FOLLOWS

The New Member and his/her spouse acknowledge that they have read the Operating Agreement in its entirety and hereby agree to be bound by, and shall have the benefit of, all of the terms and conditions set forth therein to the same extent as if they were "Members" as defined in the Operating Agreement.

This Addendum shall be attached to, and become a part of, the Operating Agreement.

The Addendum may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

1937417v1

IN WITNESS WHEREOF, this Addendum has been executed and delivered effective as of the date and year first above written.

SOUTHPARK COMMUNITY HOSPITAL,

L.L.C.

By:

Its Authorized Representative

NEW MEMBER:

SPOUSE:

(name)

1937417v1

SCHEDULE 8.1

Member Capital Contributions

Member

Ownership Interest

[ATTACHED]

1937417v1

SCHEDULE 9.2

Allocations

1.

Certain Additional Definitions.  Unless otherwise provided in this Schedule 9.2, all capitalized terms used in this Schedule 9.2 shall have the meanings assigned to them in the Agreement of which this Schedule 9.2 is a part.  In addition, the following definitions shall be for all purposes applied to the terms used in this Schedule 9.2.

“Adjusted Capital Account.” With respect to any Member, the balance of such Member's Capital Account as of the end of the relevant Taxable Year, after giving effect to the following adjustments:

(i)

increase (credit) such Capital Account for any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulation Sections 1.704-2(a)(1) and -2(i)(5); and

(ii)

decrease (debit) such Capital Account for the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4) through (6).

The provisions of this definition are intended to comply with the requirements of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be applied in a manner consistent therewith.

“Book Value.” With respect to any property, the property's adjusted basis for federal income tax purposes, except as follows:

(i)

The initial Book Value of any property contributed by a Member to the Company shall be the gross fair market value of such property, as determined by the contributing Member and the Manager.

(ii)

The Book Values of all Company property shall be adjusted to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), as determined by the Manager, as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for all or a portion of an interest in the Company; and (C) the “liquidation” of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g) other than a liquidation described in Section 708(b)(1)(B) of the Code; provided, however, that adjustments pursuant to clauses (A) and (B) shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

(iii)

The Book Value of any Company property distributed to any Member shall be adjusted to equal the gross fair market value of such property on the date of distribution, as determined by the distributee and the Manager.

(iv)

The Book Values of all Company property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Book Values shall not be adjusted pursuant to this clause (iv) to the extent the Manager determines that an adjustment pursuant to clause (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

If the Book Value of any property has been determined or adjusted pursuant to clauses (i), (ii) or (iv) of this definition, such Book Value shall thereafter be adjusted in accordance with Section 5(a) of this Schedule 9.2.

“Capital Account.”  Means an account established and maintained for each Member pursuant to Section 2 of this Schedule 9.2.

“Member Nonrecourse Deduction.”  With respect to the Company, a “partner nonrecourse deduction” within the meaning of Treasury Regulation Section 1.704-2(i).

“Net Profits” or “Net Losses.”  For each Taxable Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be added to such taxable income or loss;

(ii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as such pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(iii) if the Book Value of Company property is revalued pursuant to clauses (ii), (iii) or (iv) of the definition herein of Book Value and such revaluation is not also subject to Section 4(c), then the net increase or net decrease in the Book Value of all Company property resulting therefrom shall be added to (with respect to a net increase) or subtracted from (with respect to a net decrease) such taxable income;

(iv) if any Company property has a Book Value which differs from the property's adjusted basis for federal income tax purposes, then Net Profits and Net Losses shall be determined with respect to items of income, gain, loss or deduction attributable to such property in accordance with Section 5(a); and

(v) any item of Company income, gain, loss or deduction that is allocated to the Members under Section 4 shall not be taken into account in computing Net Profits and Net Losses.

“Nonrecourse Deduction.”  With respect to the Company, a “nonrecourse deduction” within the meaning of Treasury Regulation Section 1.704-2(b)(1).

“Taxable Year.”  Means the Company’s accounting period for federal income tax purposes.

"Treasury Regulation."  (and sometimes referred to herein as the “Regulations”)  Means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

2.

Capital Accounts of the Members.  The Company shall establish and maintain a separate Capital Account for each Member in accordance with the following provisions:

(a)

To each Member’s Capital Account there shall be credited such Member’s capital contributions, such Member’s allocable share of Net Profits, and any items in the nature of income or gain that are specially allocated to such Member under this Schedule 9.2, and the amount of any Company liabilities that are assumed by such Member in accordance with the terms hereof (other than liabilities that are secured by any Company property distributed to such Member).

(b)

To each Member’s Capital Account there shall be debited the amount of cash and the Book Value of any Company property distributed to such Member pursuant to any provision of this Agreement (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752), such Member’s allocable share of Net Losses, and any items in the nature of expenses or losses that are specially allocated to such Member under this Schedule 9.2, and the amount of any liabilities of such Member that are assumed by the Company (other than liabilities that are secured by any property contributed by such Member to the Company).

(c)

In the event any Company interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Company interest so transferred.  In the case of a transfer of a Company interest at a time when an election under Code Section 754 is in effect, the Capital Account of the transferee Member shall not be adjusted to reflect the adjustments to the adjusted tax bases of Company property required under Code Sections 754 and 743, except as otherwise permitted by Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

(d)

In determining the amount of any liability for purposes of paragraphs (a) and (b) above, there shall be taken into account Code Section 752(c) and the Treasury Regulations promulgated thereunder, and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations.

3.

General Allocation Rules.

(a)

Net Profits.  After giving effect to special allocations set forth in Sections 4 and 5 of this Schedule 9.2, Net Profits for any Taxable Year shall be allocated in the following order and priority:

(i)

First, to the Members until the cumulative Net Profits allocated pursuant to this Section 3(a)(i) for the current and all prior Taxable Years are equal to the cumulative Net Losses allocated pursuant to Section 3(b)(iii) hereof for all prior Taxable Years, shared among the Members in accordance with the cumulative Net Losses so allocated;

(ii)

Second, to Pacer until the cumulative Net Profits allocated pursuant to this Section 3(a)(iii) for the current and all prior Taxable Years are equal to the cumulative Net Losses allocated to Pacer pursuant to Section 3(b)(ii) hereof for all prior Taxable Years;

(iii)

Third, the balance of the Net Profits, if any, shall be allocated to the Members in accordance with their respective Share of Ownership.

(b)

Net Losses.  After giving effect to the special allocations set forth in Section 4 and 5 of this Schedule 9.2, and subject to the last two sentences of this Section 3(b), Net Losses for any Taxable Year shall be allocated in the following order and priority:

(i)

First, to the Members until the cumulative Net Losses allocated pursuant to this Section 3(b)(i) for the current and all prior Taxable Years are equal to the excess, if any, of (A) the cumulative Net Profits allocated pursuant to Section 3(a)(iii) hereof for all prior Taxable Years, over (B) the cumulative distributions pursuant to Sections 9.1(c) of the Agreement through the due date (without regard to extensions) for filing the Company’s federal information income tax return for the current Taxable Year;

(ii)

Second, to Pacer until the cumulative Net Losses allocated pursuant to this Section 3(b)(ii) for the current and all prior Taxable Years are equal to the sum of (A) the cumulative Net Profits allocated pursuant to Section 3(a)(ii) hereof for all prior Taxable Years, and (B) the Unrecovered Pacer Capital Contribution determined as of the due date (without regard to extensions) for filing the Company’s federal income tax return for the current Taxable Year;

(iii)

Third, the balance of the Net Losses, if any, shall be allocated to the Members in accordance with their respective Share of Ownership.

Notwithstanding the foregoing, in no event shall the Net Losses allocated to any Member cause the Member to have an Adjusted Capital Account Deficit, or increase an Adjusted Capital Account Deficit balance for any Member.  All Net Losses in excess of the limitation set forth in this sentence shall be allocated to the other Members in accordance with their respective positive Capital Account balances.

4.

Special Allocations.  Prior to making any allocations pursuant to Section 3 of this Schedule 9.2, the following special allocations shall be made each Taxable Year, to the extent required, in the following order:

(a)

Minimum Gain Chargeback; Qualified Income Offset.  Items of Company income and gain shall be allocated for any Taxable Year to the extent, and in an amount sufficient to satisfy the “minimum gain chargeback” requirements of Treasury Regulation Section 1.704-2(f) and (i)(4) and the “qualified income offset” requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(3).

(b)

Member Nonrecourse Deductions and Nonrecourse Deductions.  Member Nonrecourse Deductions shall be allocated to the Member who bears the economic risk of loss associated with such deductions, in accordance with Treasury Regulation Section 1.704-2(i).  Nonrecourse Deductions shall be allocated to the Members pursuant to their respective Share of Ownership.

(c)

Certain Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with the requirements of  Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4).

(d)

Curative Allocations.  The allocations set forth in Section 4(a) through 4(c) hereof, and the last two sentences of Section 3(b) hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations.  It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 4(d).  Therefore, notwithstanding any other provision of this Section 4 (other than the Regulatory Allocations), such offsetting special allocations of Company income, gain, loss, or deduction shall be made in whatever manner the Manager determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Operating Agreement and all Company items were allocated pursuant to Sections 3 and 4(e) hereof.  In making such allocations, the Manager shall take into account future Regulatory Allocations under Section 4(a) hereof that, although not yet made, are likely to be made in the future and offset other Regulatory Allocations previously made under Section 4(b) hereof.

(e)

Special Allocations Upon Liquidation of the Company.  With respect to the Taxable Year in which occurs the final liquidation of the Company in accordance with Section 16 of the Agreement or in which there is a sale or other disposition of all or substantially all of the assets of the Company, if, after tentatively making all allocations pursuant to this Operating Agreement other than this Section 4(e), the positive Capital Account balances of the Members do not equal the amounts that the Members would receive if all remaining Company assets were distributed to them pursuant to Section 16(a)(iv) of the Agreement, then items of Company income, gain, loss and deduction shall be specially allocated among the Members pursuant to this Section 4(e) in such amounts and priorities as are necessary so that after making all allocations pursuant to this Schedule 9.2 the positive Capital Account balances of the Members equal the amounts that would be so distributed to each of them. For purposes of this Section 4(e), a Member’s Capital Account balance shall be deemed to be increased for any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Sections 1.704-2(g)(1) and -2(i)(5) of the Treasury Regulations.

(f)

Taxable Issuances of Units.  Any income, gain, loss, or deduction realized as a direct or indirect result of the issuance of any membership interests (the “Issuance Items”), shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Operating Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

5.

Other Allocation Rules.

(a)

Tax / Book Differences.  If the Book Value of any Company property, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(d) or (f) and the definition of Book Value in Schedule 9.2, differs from the adjusted tax basis of such property, then allocations with respect to such property for income tax purposes shall be made in a manner which takes into consideration differences between such Book Value and such adjusted tax basis in accordance with Section 704(c) of the Code, the Treasury Regulations promulgated thereunder and Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(4). Such allocations for income tax purposes shall be made using such method(s) permitted pursuant to such provisions which the Manager, in its sole and absolute discretion, selects.  Such tax allocations shall not affect, or in any way be taken into account in computing, any Member’s Capital Account, share of Net Profits, Net Losses, other items, or distributions pursuant to any provision of the Agreement.  Any allocations with respect to any such property for purposes of maintaining the Members’ Capital Accounts, and the determination of Net Profits and Net Losses, shall be made by reference to the Book Value of such property, and not its adjusted tax basis, all in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(b)

Allocations of Items.  Any allocation to a Member of Net Profits or Net Losses shall be treated as an allocation to such Member of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Profits or Net Losses.  Unless otherwise specified herein to the contrary, any allocation to a Member of items of Company income, gain, loss, deduction or credit (or item thereof) shall be treated as an allocation of a pro rata portion of each item of Company income, gain, loss, deduction or credit (or item thereof).

(c)

Consent and Tax Reporting.  The Members are aware of the income tax consequences of the allocations made by this Schedule 9.2 and hereby agree to be bound by the provisions of this Schedule 9.2 in reporting their shares of Company income and loss for income tax purposes.

EXHIBIT 10.2

Management Agreement

[ATTACHED]

1937417v1

EXHIBIT 10.2

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into effective as of the _______ day of December, 2005 (the “Effective Date”), by and between SOUTHPARK COMMUNITY HOSPITAL, L.L.C. (hereinafter referred to as “Southpark”), a Louisiana limited liability company, and PACER HEALTH CORPORATION (hereinafter referred to as “Pacer”), a Florida corporation.

WITNESSETH:

WHEREAS, Southpark owns and operates a twenty (20) bed acute care hospital known as Southpark Community Hospital located at 314 Youngsville Highway, Lafayette, Louisiana, 70508 (the “Hospital”) and desires to engage an experienced hospital management services provider to manage and operate the Hospital; and

WHEREAS, Pacer is experienced in hospital administration, operations and management and has agreed to manage and operate the Hospital; and

WHEREAS, Southpark desires to enter into this Agreement with Pacer for the provision of hospital management services as set forth herein and Pacer agrees to provide such services.

NOW, THEREFORE, in consideration of the premises and the mutual representations, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pacer and Southpark do hereby represent, covenant, promise and agree as follows:

1.  Recitals.  The above recitals are true and correct and are incorporated into this Agreement by this reference.

2. Engagement.  Subject to and in accordance with the terms, provisions and conditions set forth in this Agreement, and in consideration of the duties, covenants and obligations of the parties set forth herein, Southpark does contract with Pacer and Pacer does contract with Southpark for Pacer to manage and operate the Hospital.

3. Management Services.  In connection with its engagement, as provided for in this Agreement, Pacer shall, as Southpark’s representative and at the expense of Southpark, manage and operate the Hospital.  In connection therewith, Pacer will perform management services, including but not limited to those services described in this Section 3.

(a)

Hospital Charges.  Pacer shall establish, maintain, revise and administer the overall charge structure of the Hospital.

(b)

Contracts.  Pacer shall negotiate and execute for the benefit of and in Southpark’s name such contracts and agreements as are reasonably necessary or desirable in the ordinary course of business for the continued operation of the Hospital, to include service and other contracts, as well as provider agreements to obtain and maintain the Hospital’s status as a reimbursable provider of services under the Medicare and the Medicaid program, and other applicable federal or state health benefit programs, and third party payors, including, without limitation, prepaid health plans, health maintenance organizations and other managed care plans.  Southpark shall be required to approve only those contracts or agreements that are outside the ordinary course of business of the Hospital and shall be required to approve any employment contract with a physician.

(c)

Billing and Collection of Accounts.  Pacer shall be responsible for billing for services and materials furnished by the Hospital and for the collection of accounts and monies owed to the Hospital, including the enforcement of the rights of the Hospital as creditor under any contract or account, or in connection with the rendering of any services or providing of any materials.

(d)

Payment of Hospital’s Accounts and Indebtedness.  Pacer shall manage the Hospital’s payments for payroll, trade accounts, amounts due on short and long-term indebtedness, current taxes and all other ordinary and customary obligations of the Hospital arising from or relating to the operations and services of the Hospital.  All such payments shall be made for and on the account of the Hospital and shall be made only from the accounts or funds of Southpark.  Pacer does not assume, shall have no responsibility or liability for, and is not obligated to make any payments with respect to any debts, liabilities or obligations of Southpark or the Hospital, including, without limitation, any obligation to fund any deficiencies or loan any funds to Southpark or Hospital, to cover their respective financial obligations, or any obligation to pay accounts, debts, liabilities, payroll, trade accounts, amounts due on short and long-term indebtedness, tax liabilities, Medicare or Medicaid liabilities or any other obligations or liabilities to any other applicable federal or state health benefit programs, and all such obligations and liabilities shall remain the sole responsibility and liability of the Hospital and/or Southpark as applicable.  Pacer’s responsibility hereunder shall be limited to the exercise of reasonable diligence and care to apply Southpark and/or Hospital funds collected during the normal operations of the Hospital to Hospital obligations.  Any non-budgeted expenditure in excess of One Hundred Thousand Dollars ($100,000.00) or any material liability which is incurred outside the ordinary course of business of the Hospital shall be approved by Southpark.

(e)

Accounting and Financial Record Procedures and Systems.  Pacer shall establish and administer accounting procedures and controls, as well as systems for the development, preparation, and safekeeping of records and books of account relating to the business and financial affairs of the Hospital.

(f)

Depository of Accounts.  Pacer shall use for the benefit of the Hospital accounts in banks and other financial institutions set up by Southpark.  Pacer shall not have any obligation or requirement to supply, out of its own funds, working capital or other funds for the benefit of Southpark or the Hospital.

(g)

Purchases and Leases.  Pacer shall purchase and/or lease equipment, drugs, supplies, inventories, materials and services for the benefit of and on the account of the Hospital and/or Southpark in the ordinary course of business of the Hospital.  Any non-budgeted expenditure in excess of One Hundred Thousand Dollars ($100,000.00) or any material lease which is outside the ordinary course of business of the Hospital shall be approved by Southpark.

(h)

Quality Control.  Pacer shall implement quality control programs designed to meet standards imposed by applicable certifying and accrediting agencies.  Pacer shall implement an effective compliance program that meets the requirements of the United States Sentencing Guidelines, Section 8A1.1 et seq., November, 1991, designed to ensure that all Medicare and Medicaid billing and claims are accurate and proper within the applicable state and federal rules, regulations and statutes.  Pacer shall review the program biannually and evaluate whether it is current and is being implemented.  A written report of any changes, deficiencies, recommendations or violations of the program shall be provided to Southpark.

(i)

Quarterly and Annual Financial Statements.  Pacer shall provide to Southpark, for its internal use, unaudited quarterly and annual financial statements of the Hospital, which shall contain, among other things, statistics regarding occupancy, revenues, expenses, a profit and loss statement, a balance sheet and similar matters as well as such narrative explanations as appropriate.  Quarterly statements shall be prepared no later than the close of business on the forty-fifth (45th) day following the end of the quarter for which the report is being made and annual statements shall be prepared no later than the close of business on the ninetieth (90th) day following the end of annual period for which the report is being made.

(j)

Maintenance of Records.  In accordance with Section 1861(v)(1)(I) of the Social Security Act (42 U.S.C. §1395x(v)(1)(I)), Pacer agrees to maintain for a period of not less than four (4) years after furnishing services pursuant to this Agreement, all books, documents and records necessary to verify the nature and extent of the costs of providing the services contemplated herein and to make such documents available to the Secretary of the United States Department of Health and Human Services, the Comptroller General of the United States, and any of their duly authorized representatives upon written request made in accordance with the criteria and procedures which the Secretary shall provide by regulation for access to books, documents, and records under the above federal law.  In the event Pacer enters into a subcontract to provide goods or services pursuant to this Agreement with a value of Ten Thousand Dollars ($10,000.00) or more, the subcontractor shall be required to provide access to its books, documents and records in accordance with the above statute.

(k)

Cost Reports.  On behalf of and for the benefit of Southpark, Pacer shall cause to be prepared all Medicare and Medicaid cost reports necessary for reimbursement to the Hospital under the Federal Medicare Program, the Louisiana Medicaid Program and any other federal or state health benefit programs.  Upon termination of this Agreement, the parties shall cooperate in providing the financial information necessary to prepare all cost reports required by the Medicare and Medicaid programs and all other applicable federal and state cost-reimbursed health benefit programs.

(l)

Personnel Services.  On behalf of and for the benefit of Southpark, Pacer shall hire, discharge, supervise and manage all employees of the Hospital, subject to and in accordance with policies and procedures approved by Southpark.  This shall include the determination of the number and qualifications relating to such employees and the establishment and administration of wage scales, rates of compensation, employee benefits, rates and conditions of employment, staffing schedules, and job and position descriptions.  All such employees shall be and remain employees of the Hospital, and Southpark and/or Hospital shall remain solely liable and responsible for such employees, which shall include responsibility for withholding all sums for income tax, unemployment insurance, social security and any other withholding required pursuant to any law or requirement of any government body.  Pacer shall be obligated to make payments in accordance with the Hospital’s customary payroll policies and procedures and as provided in Section 3(d).

(m)

Medical Staff.  Pacer shall be responsible for maintaining the medical staff of the Hospital.  The medical staff shall be organized and function according to its bylaws, as they may be amended from time to time.

4.  Obligations of Southpark.

(a)

Governance.  Southpark shall retain all authority placed in it by applicable law, regulations, licensure and accreditation standards and the Hospital’s bylaws, as may be amended from time to time, and shall retain all such other authority which has not been specifically delegated to Pacer pursuant to the terms of this Agreement or otherwise.  By entering into this Agreement, Southpark, as the licensee of the Hospital, does not delegate to Pacer any of Southpark’s duties and responsibilities vested exclusively in Southpark by law or regulation, and Pacer shall assume and undertake only such activities as permitted by law.  Where Southpark shall be required or permitted to take any action, to give any approval, or to receive any report, Pacer may rely upon the written statement of the designated representative of SCH (as designated in writing by Southpark) to act on its behalf under this Agreement (the “Designated Representative”), to the effect that any such action or approval has been taken or given.  Whenever any action shall be subject to the approval of Southpark, Pacer shall be entitled to receive a decision of Southpark within fifteen (15) days, or such shorter period as necessary to ensure compliance with applicable law and regulations and as designated by Pacer in a written notice to the Designated Representative.  Pacer’s designated representative shall be entitled to attend and participate in all meetings of Southpark.

(b)

Licensure, Certification and Accreditation.  Southpark, with assistance from Pacer, shall be responsible for keeping the Hospital fully licensed and in good standing.  Southpark shall also, with the assistance of Pacer, maintain at all times, in good standing, all the licenses, certifications and permits of the Hospital.  If Southpark receives notice, whether written or verbal, that the Hospital is in violation of any license, certification or permit, or that any such license, certification or permit is in jeopardy or at risk, Southpark shall, within twenty-four (24) hours after receipt of same, provide written notice thereof to Pacer so that appropriate action may be taken.  Pacer shall take no action which will jeopardize the Hospital’s licensure or certifications.  The parties hereby agree that Southpark shall not be deemed to be in breach of this Section 4(b) in the event that any licensure, certification or good standing requirements referenced in this Section 4(b) are jeopardized, terminated or otherwise adversely affected for reasons caused by a party other than Southpark or the Hospital, or are caused by actions which are beyond the control of Southpark.

(c)

Access and Provision of Information.  Pacer shall have full and complete access to the Hospital, and its records, offices and facilities, in order to carry out its obligations hereunder.  Without limiting the foregoing, Southpark shall cooperate with and shall provide to Pacer, true, correct and accurate copies of all historical and current financial, statistical and patient service information, data, materials, books, records and reports necessary or desirable for Pacer to carry out its duties and obligations under this Agreement, including those set forth in Section 3.

(d)

Financial Statements and Tax Returns.  Southpark shall be solely responsible for retaining an accounting and/or auditing firm to prepare and, if required by applicable law or regulation, to timely file the Hospital’s financial statements with applicable governmental bodies and to timely file the Hospital’s federal and state income, payroll, property and other tax returns.  Pacer shall have full access to Southpark’s accounting firm and Southpark shall advise such firm to cooperate with Pacer and to provide all information requested to allow Pacer to provide services hereunder.

(e)

Creditors.  Southpark and/or the Hospital, as applicable, shall be solely responsible for the payment, discharge, performance, negotiation and/or compromise, of all debts, liabilities, indebtedness and obligations that relate to the Hospital, whether existing prior to or arising after the Effective Date.  Notwithstanding any other arrangement between the parties, by entering into this Agreement, Pacer is not assuming any liability, debt, indebtedness or obligation of Southpark or the Hospital and will not pay, discharge, perform or otherwise be liable for any liabilities, indebtedness or obligations that relate to the Hospital or Southpark whether existing on or arising after the Effective Date, and all such liabilities and obligations shall be retained by and remain obligations and liabilities of Southpark and the Hospital.

(f)

Hospital’s Accounts Receivable.  Pacer shall not acquire any ownership or control over, and this Agreement shall not be interpreted or construed to grant Pacer any ownership or control over, the accounts receivable of the Hospital or any of the proceeds therefrom, and such accounts receivable and any proceeds therefrom shall be and shall remain the sole and exclusive property of Southpark and the Hospital.

(g)

Contracts.  Southpark and/or the Hospital, as applicable, shall be solely responsible for its compliance with any contracts to which Southpark and/or the Hospital is a party, including any plans or arrangements between Southpark and/or the Hospital and the Medicare and Medicaid programs or other governmental programs.  Pacer shall comply with the terms of all applicable contracts as it deems to be in the best interest of the operation of the Hospital.  Should Southpark and/or the Hospital receive notice, whether written or verbal, that Southpark and/or the Hospital is in breach, violation or default with any contract, plan or arrangement to which it is a party, Southpark shall, within twenty-four (24) hours after receipt of same, provide written notice thereof to Pacer so that appropriate action may be taken.  The parties hereby agree that Southpark or the Hospital shall not be deemed to be in breach of this Section 4(g) in the event that any such breach is caused by actions of a party other than Southpark or the Hospital, or are caused by actions which are beyond the control of Southpark.

5.  Pacer’s Compensation for Services and Reimbursement of Expenses.

(a)

Management Fee and Management Expenses.  As compensation for the services rendered by Pacer pursuant to this Agreement, Pacer shall be paid a fixed management fee of Twenty-Five Thousand Dollars ($25,000.00) per month for the first two (2) years of the Term (as defined herein) by Southpark (the “Management Fee”).  On the third and all subsequent years of the Term and during any Renewal Term, the Management Fee shall increase to Fifty Thousand Dollars ($50,000.00) per month (subject to an increase or decrease as the result of an appropriate fair market value analysis).  In addition, Southpark shall reimburse Pacer for (i) the necessary and documented commercially reasonable salary and benefit expenses incurred by Pacer for two corporate employees designated by Pacer, and (ii) the necessary and documented commercially reasonable out-of-pocket expenses incurred by Pacer, including but not limited to, expenses for travel and accommodations, physician consultants, attorneys, accountants and other professionals retained or used in connection with operation of the Hospital (collectively, (i) and (ii) are the “Management Expenses”).  Payment of the Management Fee and reimbursement of the Management Expenses shall be due on the first (1st) day of each month for the services rendered and expenses incurred in the immediately preceding month.

(b)

Partial Months.  Should this Agreement commence on a day other than the first day of a calendar month or terminate on a day other than the last day of a calendar month, the Management Fee for such partial month shall be prorated on a daily basis.

(c)

Deferred Management Fees and Expenses.  Pacer acknowledges that, on the date of this Agreement, Southpark does not have the financial ability to pay the Management Fee due hereunder.  Pacer further acknowledges that its affiliated entity, Pacer Holdings of Lafayette, Inc., is majority owner and managing member of Southpark.  Pacer therefore hereby agrees to accrue any Management Fee due hereunder until such time as Southpark’s managing member reasonably determines that Southpark may pay said Management Fee without adversely affecting the operations of Southpark.

6.  Insurance.  Southpark agrees to provide such commercially reasonable insurance coverage for the Hospital as required by Pacer, based on the scope of operations of the Hospital, and shall have Pacer and its appropriate affiliates, their agents, servants, employees, officers and directors named as additional insureds under such policies.  Without limiting the foregoing, Southpark shall secure and maintain worker’s compensation and employer’s liability insurance, comprehensive general and professional liability (including, personal injury, products and completed operations liability, blanket automobile liability) insurance, each in such amounts as reasonably required by Pacer.  At all times, Southpark shall maintain insurance on the Hospital buildings, furnishings, and equipment against loss or damage by fire, flood, lightning, wind storm, explosion, vehicle and smoke damage in the amount of their full insurance values.

7. Indemnity.  Southpark shall indemnify and hold Pacer and its affiliates, agents, servants, employees, officers and directors harmless from any and all demands, claims, losses and expenses, including, without limitation, reasonable attorney’s fees, which are caused by or result from (i) the negligent or intentional acts or omissions of Southpark or the Hospital or any employee thereof, or of any member of Southpark, or the medical staff; and (ii) existing or future obligations, indebtedness, liabilities or debts of Southpark or the Hospital.  Pacer shall indemnify and hold Southpark and its affiliates, agents, servants, employees, officers and directors harmless from any and all demands, claims, losses and expenses, including, without limitation, reasonable attorney’s fees, which are caused by or result from the negligent or intentional acts or omissions of Pacer or any of its agents or employees.

8.  Term and Termination.

(a)

Term.  The initial term of this Agreement shall commence on the Effective Date and shall terminate on December 31, 2010 (the “Term”), unless sooner terminated as provided herein.  This Agreement shall be automatically renewed on the same terms and conditions for additional terms of one (1) year in length (each, a “Renewal Term”), unless sooner terminated as provided herein.

(b)

Termination by Southpark.  Southpark shall have the right to terminate this Agreement for cause if such cause shall not be cured by Pacer for a period of thirty (30) days after written notice is made by Southpark to Pacer stating the specific cause.  Cause, for the purposes of this Agreement, shall be limited to the following:

(i)

Pacer fails to make the payments required under Section 3(d), unless otherwise excused by Southpark; or

(ii)

the State of Louisiana (or an applicable agency thereof) revokes the license of the Hospital; or

(iii)

the Centers for Medicare and Medicaid Services de-certifies the Hospital for participation in the Medicare program and/or the State of Louisiana de-certifies the Hospital for participation in the Medicaid program; or

(iv)

a breach or violation of, or default in any terms of this Agreement by Pacer; provided that Southpark shall have provided Pacer with written notice stating with particularity the nature of the cause and such shall not have been cured by Pacer within thirty (30) days of receipt of such notice.

In no event shall this Agreement be terminated by Southpark without cause.  In the event Southpark terminates or attempts to terminate this Agreement without a good faith belief that cause exists to do so, Pacer shall be entitled to injunctive relief, upon the payment of a bond in the amount of One Thousand Dollars ($1,000.00) or such greater amount required by law, and payment in full of all Management Fees and Management Expenses accrued but unpaid.  In addition, Southpark shall pay the attorneys’ fees and costs incurred by Pacer in enforcing Pacer’s rights pursuant to this Section 8(b).  All amounts unpaid within five (5) days of the effective date of termination of this Agreement shall bear interest at the rate of twelve percent (12%) per annum until paid in full.

(c)

Termination by Pacer.  Pacer may terminate this Agreement for cause, which shall mean a breach or violation of, or default in any terms of this Agreement by Southpark or Hospital, provided that Pacer shall have provided Southpark with written notice stating with particularity the nature of the cause and such shall not have been cured by Southpark within thirty (30) days of receipt of such notice.

(d)

Limitation of Liability.  The liability of Pacer for failure to perform its obligations hereunder, absent gross or willful negligence, shall be limited to One Million Dollars ($1,000,000.00), it being expressly understood and agreed that Pacer shall perform its duties hereunder under the auspices of Southpark which is the license holder of the Hospital.

(e)

Effect of Termination.  Except as otherwise set forth herein, from and after the effective date of termination of this Agreement, the parties shall have no further obligations to each other and each party shall be entitled solely to the rights which accrued prior to the date of termination, including but not limited to the right of Pacer to receive any Management Fee or Management Expenses then due.

9.  Representations and Warranties of Southpark.  As a material inducement for Pacer to enter into this Agreement and for the performance of its obligations under this Agreement, Southpark represents and warrants to Pacer the following:

(a)

Organization.  Southpark is a Louisiana limited liability company created and validly existing under the laws of the State of Louisiana.  Southpark has the power and authority to operate the Hospital and to the carry on the business as now conducted.

(b)

Authority.  Southpark has full power and authority to execute and deliver this Agreement and to consummate the transaction contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized by Southpark.  This Agreement has been duly and validly executed and delivered by Southpark and constitutes the legal, valid and binding agreement of Southpark, enforceable against Southpark in accordance with its terms.

(c)

No Material Violations.  The execution and delivery of this Agreement and the consummation and compliance with the transaction contemplated hereunder by Southpark shall not, directly or indirectly (with or without notice or the lapse of time or both): (i) contravene, conflict with, or result in a violation of any provision of Southpark’s governing documents or the resolutions adopted by the governing body of Southpark or the Hospital; (ii) materially contravene, conflict with or result in the breach of any agreement to which Southpark is a party or by which it is bound, or (iii) materially violate, or give any person the right to obtain any relief or exercise any remedy under, any applicable law to which Southpark is subject.

(d)

Licensing and Credentialing.  Southpark shall take all steps necessary to keep the Hospital fully licensed and in good standing, and certified to participate in the Medicare and Medicaid programs.  Southpark shall maintain at all times in good standing all the licenses and certifications of the Hospital, and Southpark shall not take any actions to jeopardize or breach Medicare, Medicaid and other third party reimbursement agreements.

(e)

Further Assurances.  Southpark shall take all actions and to do all things necessary or desirable under applicable law to perform its obligations under this Agreement and to enable Pacer to perform its respective obligations under this Agreement.  Southpark agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to implement expeditiously the actions contemplated by this Agreement.

10.  Status of the Parties.  In the performance of their respective duties and obligations hereunder, Pacer shall be and is acting as an independent contractor.  Southpark and Pacer agree that neither party hereto is the employee, employer, principal, or the agent of the other.  Furthermore, nothing herein contained shall be construed to constitute a joint venture or partnership between the parties.  Southpark shall neither have nor exercise any control or direction over the methods buy which Pacer performs its services hereunder, it being agreed that said services are at all times to be performed in strict accordance with currently approved methods and practices.

11.  Compliance with Medicare/Medicaid Anti-Kickback Statute.  The parties to this Agreement intend to comply with and have therefore structured this Agreement so as to comply with the Medicare/Medicaid Anti-Kickback Statue, 42 U.S.C. §1320a-7b(b), and the Safe Harbor Regulations, 42 C.F.R. Part 1001, thereunder promulgated.  It is not a purpose of this Agreement to induce the referral of patients; the parties acknowledge that under this Agreement or any agreement between Pacer and Southpark there is no payment to refer, recommend or arrange and no requirement for the referral, recommendation or arrangement for any items or services paid for by Medicare or Medicaid other than the development of a marketing and community education plan as is customary for hospitals.

12.  Miscellaneous.

(a)

Force Majeure.  Neither party shall be liable for any delay or failure to perform hereunder due to floods, riots, strikes, freight embargoes, acts of God, acts of war or hostilities of any nature, laws or regulations of any government (whether foreign or domestic, federal, state, county or municipal) or any other similar cause beyond the reasonable control of the party affected.  It is understood that lack of financial resources shall not be deemed a cause beyond a party’s control.  A party relying on such an event to excuse its performance hereunder shall, as soon as reasonably possible, notify the other party in writing of the nature of that event and the prospects for that party’s future performance and shall thereafter, while that event continues, respond promptly and fully in writing to all reasonable requests for information from the other party relating to that event and those prospects.

(b)

Waivers and Amendments.  The delay or failure by either party to exercise or enforce any of its rights under this Agreement shall not constitute or be deemed a waiver of that party’s right thereafter to enforce those rights, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  No amendment or waiver of any provision of this Agreement shall be effective unless it is in writing, and the writing makes specific reference to this Section 12(b), and it is signed by the party against which it is sought to be enforced.

(c)

Severability.  If any provision of this Agreement is held to be void, the remaining provisions shall remain valid and shall be construed in such a manner as to achieve their original purposes in full compliance with the applicable laws and regulations.

(d)

Sole Agreement.  This Agreement is intended to be the sole and complete statement of the obligations and rights of the parties as to all matters covered by this Agreement, and supersedes all previous understandings, agreements, negotiations and proposals relating thereto.

(e)

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.  This Agreement shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

(f)

Written Communications.  All notices, orders and other communications provided for hereunder shall be in writing and shall be delivered by hand delivery or next day delivery by an express courier service or overnight delivery service at the address set forth below and or at such other address as shall be designated by such party in a written notice to the other party.  All such communications shall be effective as follows: (i) when delivered, if by hand delivery; or (ii) next day, if by next day delivery by express courier or overnight delivery service.

If to Southpark:

Southpark Community Hospital, L.L.C.

c/o Pacer Health Corporation

314 Youngsville Highway,

Lafayette, LA 70508

With a copy to:

Maximo B. Lamarche, M.D.

109 Jean Baptist Drive

Lafayette, LA 70503

If to Pacer:

Pacer Health Corporation

Park West Professional Center

7759 N.W. 146 Street

Miami, Florida  33016

Attn:

Rainier Gonzalez, CEO

(g)

Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

(h)

Effect of Headings.  The headings of this Agreement are inserted for convenience only and are not to be considered in the interpretation of this Agreement.  They shall not in any way limit the scope or modify the substance or context of any sections of this Agreement.

(i)

Attorneys’ Fees.  If either party commences any action or proceeding against the other party to enforce this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party the actual attorneys’ fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding and in connection with enforcing any judgment or order thereby obtained.

(j)

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Louisiana, excluding any conflicts of law or rules requiring the application of the substantive law of any other jurisdiction.

(k)

Third Party Beneficiaries.  Nothing contained in this Agreement, whether expressed or implied shall be deemed to confer any rights or remedies (including, without limitation, third party beneficiary rights) upon, or obligate either party to, any third person or entity.

(l)

Modification of Terms.   To the extent any provision hereof is deemed by a court of law or other governmental entity to violate, on its face or in practice, any federal, state or local law, rule, regulation, policy, procedure or interpretation thereof (collectively, “Law”), then such provision shall be modified by mutual agreement of the parties hereto to the extent necessary in order to make such provision or the application thereof to comply with such Law.

(m)

Change of Circumstances.  In the event any federal, state or local legislative or regulatory authority adopts any Law which, in the reasonable determination of either Pacer or Southpark, based on the advice of legal counsel (which such advice shall be in writing and furnished to the other party) is more likely than not to require a material change in the manner of either party’s operations or obligations under this Agreement, then, upon the circumstances, the parties shall enter into good-faith negotiations for the purpose of establishing such amendments or modification to this Agreement, and any other agreement to which the parties may be a party, as may be appropriate in order to accommodate the new requirement and change of circumstances while preserving the original intent of this Agreement to the greatest extent possible.  In the event that within the period of ninety (90) days following the date notice is first given by one party hereunder to the other that a material change in the manner of either party’s operations under this Agreement is required pursuant to such Law, the parties have not agreed to amend or modify this Agreement, or any other agreement to which the parties hereto may be a party, then upon thirty (30) days notice thereafter by either party to the other, this Agreement may be terminated without incurring any liability as a result thereof.

(n)

No Rule of Construction.  The parties acknowledge that this Agreement was initially prepared by Pacer solely as a convenience and that all parties and their counsel hereto have read and fully negotiated all the language used in this Agreement.  The parties acknowledge that because all parties had an opportunity for their counsel to participate in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement, which construes ambiguous or unclear language in favor of or against any party.

(o)

Execution Warranty.  Each individual signing this Agreement warrants that such execution has been duly authorized by the party for which such individual is signing, that the execution and performance of this Agreement by such party has been duly authorized by all applicable laws and regulations and all necessary corporate action, if any, and that this Agreement constitutes the valid and enforceable obligation of such party in accordance with the terms of this Agreement.

(p)_

Recruitment of Employees. Southpark acknowledges that Pacer has expended and will continue to expend substantial time, effort and money in recruiting and training its employees, independent contractors and/or consultants and that such employees, independent contractors and/or consultants have access to and possess confidential information concerning Pacer.  In consideration thereof, Southpark and its affiliates, joint venture contractors, or any other entities with whom Southpark has an existing or planned business relationship for purposes of providing the same or similar services as Pacer, agree that during the Term of this Agreement and for a period of two (2) years after termination of this Agreement they will not, directly or indirectly (i) knowingly employ or solicit for employment any employees, independent contractors and/or consultants of Pacer without the prior written consent of Pacer, or (ii) knowingly enter into a management or consulting agreement for services related to the operation of the Hospital with a entity or individual that employs or solicits for employment any current employees, independent contractors and/or consultants of Pacer without the prior written consent of Pacer.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized representatives effective as of the date first set forth above.

SOUTHPARK COMMUNITY HOSPITAL, L.L.C., a Louisiana limited liability company

By:

/s/Roderick Clark

Name: _Roderick Clark_______________

Title: __Vice- Chairman__________________

PACER HEALTH CORPORATION,

a Florida corporation

By:

/s/ Manuel Llano

Name: __Manuel Llano__________________

Title: ___Vice-President___________________

1937417v1

EXHIBIT 10.3

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (the “Agreement”) is made and entered into effective as of the ______ day of December, 2005 (the “Effective Date”), by PACER HEALTH HOLDINGS OF LAFAYETTE, INC., a Louisiana corporation (“Pacer”),  for the benefit of those individuals listed on Schedule “A” (individually a “Beneficiary” and collectively, the “Beneficiaries”.)

W I T N E S S E T H:

WHEREAS, the Beneficiaries have personally guaranteed certain loans (the “Beneficiaries’ Guarantees”) made by Southpark Community Hospital, L.L.C., a Louisiana limited liability company (“SCH”), with such loans and the Beneficiaries’ Guarantees being more particularly described on Schedule “A”, attached hereto and incorporated herein by reference; and

WHEREAS, Pacer has acquired an equity position in SCH and has committed to guaranty and indemnify the Beneficiaries for the Beneficiaries’ Guarantees as set forth herein.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Prorated Share of SCH Debt Service.   From and after the Effective Date, Pacer will assume a prorated share of the debt service of SCH, as set forth on Schedule “A” (the “SCH Debt Service”), attached hereto and incorporated herein by reference, which share of assumed debt service shall be equal to the percentage of the equity ownership of Pacer in SCH at any given time.

2.  Guarantor.  Pacer will assume a position as guarantor on all SCH Debt Service which is subject to the Beneficiaries’ Guarantees, with Pacer’s guarantee being in an amount equal to the percentage of the equity ownership of Pacer in SCH at any given time.  It is expressly understood between the parties that this agreement to guaranty the Beneficiaries’ Guarantees does not and cannot release those Beneficiaries’ Guarantees without the express consent of the lender to whom the Beneficiaries’ Guarantees are given, which consent has not been obtained.

3.  Reimbursement.  Should Pacer not be successful in joining with the Beneficiaries as a guarantor on the SCH Debt Service as set out in Section 2 above, and should any Beneficiary be required to make any payment under the terms of such Beneficiary’s Guarantees of the SCH Debt Service, then Pacer shall reimburse such Beneficiary for the payment the Beneficiary is required to make under Beneficiaries’ Guarantees; provided, however, Pacer’s reimbursement obligation hereunder shall be limited to an amount which is equal to the amount of Pacer’s percentage of ownership in SCH.  By way of example, should a Beneficiary be required to make a payment under the Beneficiaries’ Guarantees in the amount of $1,000.00, and should Pacer at that time have a sixty percent (60%) ownership interest in SCH, then Pacer shall only be required to reimbursement the Beneficiary the amount of $600.00 (i.e., 60% of $1,000.00).

4.

Refinance.  Once Pacer acquires at least a sixty percent (60%) equity position in SCH and becomes the managing or controlling member of SCH (the “Triggering Date”), Pacer will work diligently to refinance the SCH Debt Service in an effort to allow SCH to operate more efficiently.  Such refinancing shall cause the removal of the Beneficiaries’ Guarantees.

5.

Relinquishment of Equity in SCH.  If Pacer is unable, for any reason whatsoever, to successfully refinance the SCH Debt Service within twenty-four (24) months of the Triggering Date so as to cause the removal of the Beneficiaries’ Insolito Guarantees, then Pacer shall voluntarily relinquish, without additional consideration of any kind, a certain percentage of its equity in SCH as follows: (a) If Pacer has a sixty percent (60%) equity interest in SCH, then Pacer shall relinquish five percent (5%) of Pacer’s equity interest in SCH; but (b) If Pacer has more than a sixty percent (60%) equity interest in SCH, then Pacer shall relinquish ten percent (10%) of Pacer’s equity interest in SCH.  Such relinquishment shall be effectuated in accordance with the Operating Agreement governing SCH.  Any reductions of equity hereunder are in addition to any other reductions provided in other agreements with Pacer concerning SCH, except that Pacer’s equity interest may not be reduced below fifty-five percent (55%) by all such agreements.

6.

Governing Law.  All questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the applicable provisions of the laws of the State of Louisiana.

7.

Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed as if the invalid or unenforceable provision had never been a part of this Agreement.

8.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed an original, and all of such counterparts shall together constitute but one and the same document.

9.

Notices.  All notices, requests and other communications to Pacer hereunder shall be in writing and shall be given to Pacer at its address set forth below or such other address as Pacer may hereafter specify for the purpose of notice, provided that any change of address shall not be effective until at ten (10) days after notice of change of address is provided to the parties in accordance with this Section.  Each such notice, request or other communication shall be effective (a) if given by mail, when such notice is deposited in the United States Mail with first class postage prepaid, addressed as aforesaid, provided that such mailing is by registered or certified mail, return receipt requested, or (b) if given by overnight delivery, when deposited with a nationally recognized overnight delivery service such as Federal Express, Airborne or UPS with all fees and charges prepaid, addressed as provided below.

PACER HEALTH HOLDINGS OF LAFAYETTE, INC., a Louisiana corporation

Address:

By:____/s/ Manuel Llano________________

__________________________________

__________________________________

Name:__Manuel Llano_________________

__________________________________

__________________________________

Title:___Vice-President__________________

1937417v1

SCHEDULE “A”

LIST OF SCH DEBT SERVICE AND LIST OF EACH

BENEFICIARY’S  GUARANTEES OF SCH DEBT SERVICE

[ATTACHED]

1937417v1

EXHIBIT 10.4

REIMBURSEMENT AGREEMENT

THIS REIMBURSEMENT AGREEMENT (the “Agreement”), is made and entered into effective as of this ____ day of ____________, 2005 (the “Effective Date”), by and among PACER HEALTH HOLDINGS OF LAFAYETTE, INC., a Louisiana corporation (“Pacer”), and Roderick Clark, M.D., Federico del Toro, M.D., David Fontenot, M.D., Robert Franklin, M.D., Maximo B. Lamarche, M.D., and Luis A. Mesa, M.D. (each, individually, a “Beneficiary” and collectively, the “Beneficiaries”).

W I T N E S S E T H:

WHEREAS, between August 8, 2005 and October 26, 2005 the Beneficiaries (other than Robert Franklin, M.D. (“Franklin”) made a loan in the form of a line of credit (the “SCH Loan”) to Southpark Community Hospital, L.L.C., a Louisiana limited liability company (“SCH”) in the principal amount of up to $1,000,000.00.  Franklin loaned $100,000 directly to SCH (“Franklin Payment”).  Said SCH Loan and the Franklin Payment is referred to in the SCH Second Amended & Restated Operating Agreement (“SCH-OA”) as “Priority Member Debt”.  A copy of the promissory notes evidencing the SCH Loan is attached to the SCH-OA as Exhibit 1.12 and is incorporated herein by reference; and

WHEREAS, SCH had promised the Beneficiaries that the SCH Loan would be repaid within ninety (90) days from the date of the SCH Loan, and SCH has been unable to repay the SCH Loan due to financial difficulties experienced by SCH; and

WHEREAS, Pacer has acquired an equity position in SCH and has committed to reimbursing certain interest expenses to each Beneficiary and agrees to other commitments regarding the repayment of the SCH Loan as set forth herein.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Reimbursement of Certain Interest Expenses.  To finance the SCH Loan, the Beneficiaries may have obtained, whether individually or together, funds from third party lenders (the “Third Party Loans”).  The Third Party Loans are subject to interest payments due and payable by the Beneficiaries (the “Interest Payments”).  From and after the Effective Date, Pacer hereby agrees to reimburse each Beneficiary in full for any and all Interest Payments made by that Beneficiary.  In addition to the Interest Payments, Pacer agrees to provide each such Beneficiary with an additional payment equal to an additional two percent (2%) of interest as applied to the Third Party Loans for the period for which each Interest Payment is made.  In effect, the sum of the Interest Payment and the additional payment made by Pacer under this Section 1 will provide a payment by Pacer to the Beneficiary as if the Third Party Loan interest rate was two percent (2%) higher than the actual interest rate.  Pacer will pay to Franklin an amount calculated at the average effective rate of its payments to the other Beneficiaries.  Such payment will be made by Pacer within five (5) days of receipt from a Beneficiary of valid documentation evidencing that an Interest Payment was made by a Beneficiary for a Third Party Loan.

2.

Negotiation of Repayment Schedule for SCH Loan.  Pacer agrees that, within six (6) months from the date that Pacer acquires at least a sixty percent (60%) equity position in SCH and that Pacer has become the managing or controlling member of SCH (the “Triggering Date”), Pacer will negotiate in good faith for and on behalf of SCH with each Beneficiary to provide an acceptable repayment schedule for the SCH Loan for each Beneficiary.  The repayment schedule to be so negotiated will not exceed five (5) years from the Triggering Date.

3.

Relinquishment of Equity in SCH.  If SCH is unable, for any reason whatsoever, to repay the SCH Loan within five (5) years from the Triggering Date, then Pacer shall voluntarily relinquish, without additional consideration of any kind, a certain percentage of its equity in SCH as follows: (a) if Pacer has a sixty percent (60%) equity interest in SCH, then Pacer shall relinquish five percent (5%) of Pacer’s equity interest in SCH; but (b) if Pacer has more than a sixty percent (60%) equity interest in SCH, then Pacer shall relinquish ten percent (10%) of Pacer’s equity interest in SCH.  Such relinquishment shall be effectuated in accordance with the Operating Agreement governing SCH. Any reductions of equity hereunder are in addition to any other reductions provided in other agreements with Pacer concerning SCH, except that Pacer’s equity interest may not be reduced below fifty-five percent (55%) by all such agreements.

4.

Repayment of Priority Member Debt.   The parties understand that Pacer has made and may make in the future certain Capital Contributions as provided in Article 8 of the SCH-OA.  Pacer has agreed, as provided in Article 9 of the SCH-OA, that the Priority Member Debt will be repaid in full prior to Pacer being repaid the Capital Contribution

5.

Governing Law.  All questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the applicable provisions of the laws of the State of Louisiana.

6.

Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed as if the invalid or unenforceable provision had never been a part of this Agreement.

7.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed an original, and all of such counterparts shall together constitute but one and the same document.

8.

Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address set forth below or such other address as such party may hereafter specify in writing for the purpose of notice, provided that any change of address shall not be effective until ten (10) days after notice of change of address is provided to the parties in accordance with this Section.  Each such notice, request or other communication shall be effective (a) if given by mail, when such notice is deposited in the United States Mail with first class postage prepaid, addressed as aforesaid, provided that such mailing is by registered or certified mail, return receipt requested, or (b) if given by overnight delivery, when deposited with a nationally recognized overnight delivery service such as Federal Express, Airborne or UPS with all fees and charges prepaid, addressed as aforesaid.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no written notice was given shall be deemed to be receipt of the notice, request or communication sent.

[Signatures on following pages.]

1937417v1

PACER HEALTH HOLDINGS OF LAFAYETTE, INC., a Louisiana corporation

Address:

By:___/s/ Manuel Llano__________

__________________________________

__________________________________

Name:_Manuel Llano___________________

__________________________________

__________________________________

Title:__Vice-President__________________

BENEFICIARIES:

Address:

_________________________________

______/s/ Roderick Clark_____________

_________________________________

_________________________________

Name: Roderick Clark

_________________________________

Address:

_________________________________

_______________________________________

_________________________________

_________________________________

Name: Federico del Toro

_________________________________

Address:

_________________________________

_______________________________________

_________________________________

_________________________________

Name: David Fontenot

_________________________________

Address:

_________________________________

_______________________________________

_________________________________

_________________________________

Name: Robert Franklin

_________________________________

Address:

_________________________________

_______________________________________

_________________________________

_________________________________

Name: Maximo B. Lamarche

_________________________________

Address:

_________________________________

_______________________________________

_________________________________

_________________________________

Name: Luis A. Mesa

_________________________________

EXHIBIT 10.5

BUSINESS ASSOCIATE

CONTRACT ADDENDUM

On this ___ day of December, 2005, the undersigned Southpark Community Hospital, LLC (“Covered Entity”) and Pacer Health Corporation (“Business Associate”), enter into this Business Associate Contract Addendum (“Addendum”).

1.  Introduction:  Covered Entity is subject to the Standards for Privacy of Individually Identifiable Health Information and the Security Standards (45 CFR Parts 160 and 164 – collectively, the “Rule”).  Covered Entity and Business Associate have, on this date, entered into a Management Agreement (“Contract”).  Under the Contract, Business Associate provides, for or on behalf of Covered Entity, the products and/or services described in the Contract (“Covered Services”) and, in the process, receives individually identifiable health information which is protected under the Rule (“Protected Health Information” or “PHI”).   As a result, Covered Entity and Business Associate enter into this Addendum in order to comply with the Rule, and particularly 45 CFR 164.308 and 164.502.

2.  Uses and Disclosures of PHI:

(A)  Business Associate is permitted and/or required to use and disclose PHI it obtains only as necessary to perform the Contract, to furnish the Covered Services, and as provided in Paragraph 3 (collectively, “Permitted Uses and Disclosures”).  Business Associate is prohibited from any use or disclosure beyond the Permitted Uses and Disclosures.  Business Associate is specifically prohibited from any use or disclosure of PHI that would violate the requirements of the Rule, if done by the Covered Entity.

(B) Upon written notice, Business Associate shall also comply with any obligations and restrictions on the use, disclosure or request for PHI contained in Covered Entity’s Notice of Privacy Practices required by 45 CFR §164.520.

3.  Other Permitted Uses and Disclosures: Permitted Uses and Disclosures shall also include, and Business Associate may use the PHI:

(A) to perform data aggregation services (as permitted by 45 CFR § 164.504(e)(2)(i)(B)) or the creation of a limited data set (as described in and limited by 45 CFR § 164.514(e)) if part of the Covered Services;

(B) to report violations of law to appropriate Federal and State authorities, consistent with 45 CFR § 164.502(j)(1);

(C) for a use that is necessary for the proper management and administration of Business Associate or to carry out its legal responsibilities; and

(D) for a disclosure that is necessary for the proper management and administration of the Business Associate or to carry out its legal responsibilities, but only if:

(i) The disclosure is required by law; or

(ii)

Business Associate obtains reasonable assurances from the person to whom PHI is disclosed that it will be held confidentially and used or further disclosed only as required by law or for the purpose for which it was disclosed to the person, and the person notifies Business Associate of any instances of which it is aware in which the confidentiality of PHI has been breached.

4.  Other Obligations of Business Associate: In addition to the foregoing, Business Associate shall, with regard to PHI:

(A) Not use or further disclose PHI other than as permitted or required by the Contract (as modified by this Addendum), by the individual as permitted or required by the Rule, or as required by law;

(B) Use appropriate and commercially reasonable administrative, technical and physical safeguards to prevent use or disclosure of the information other than as provided for by the Contract (as modified by this Addendum);

(C) Promptly report to Covered Entity any use or disclosure of PHI not provided for by the Contract (as modified by this Addendum) of which it becomes aware, have in place procedures to mitigate any harmful effects from the inappropriate use or disclosure, and mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of PHI by Business Associate or its agents or subcontractors, in violation of this Addendum;

(D) Ensure that any agents, including a subcontractor, to whom it provides PHI agrees to the same restrictions and conditions that apply to Business Associate with respect to such PHI;

(E) Promptly make the PHI available to Covered Entity upon request in compliance with the access provisions of the Rule (45 CFR §164.524);

(F) Promptly make the PHI available for amendment and incorporate any amendments to the PHI maintained by Business Associate as required by the Rule (45 CFR 164.526);

(H) Promptly make information on disclosures of PHI available to Covered Entity upon request in compliance with the disclosure accounting provisions of the Rule (45 CFR 164.528);

 (I) Provide to Covered Entity promptly upon request such information in Business Associate’s possession that is required by Covered Entity to make disclosures required or permitted by law, including but not limited to disclosures required by subpoenas and court orders;

(J) Make its internal practices, books, and records relating to the use and disclosure of PHI available to the Secretary for purposes of determining the Covered Entity's compliance with the Rule;

(K) At termination of the contract, to the extent feasible, recover all PHI in the possession of its agents and subcontractors and return or destroy all of PHI that the Business Associate still maintains in any form and retain no copies of such PHI or, if such return or destruction is not feasible, extend the protections of the Contract (as modified by this Addendum) to the remaining PHI and limit further uses and disclosures to those purposes that make the return or destruction of PHI infeasible.

5. Obligations of Covered Entity:

(A) Covered Entity shall notify Business Associate of any changes in, or revocation of, permission by an Individual to use or disclose PHI, to the extent that such changes may affect Business Associate’s use or disclosure of PHI.

(B) Covered Entity shall notify Business Associate of any restriction to the use or disclosure of PHI that Covered Entity has agreed to in accordance with 45 CFR § 164.522, to the extent that such restriction may affect Business Associate’s use or disclosure of PHI.

(C) Covered Entity shall notify Business Associate of any change to its Notice of Privacy Practice required by 45 CFR §164.520 that would affect Business Associate’s compliance herewith.

6. Term: This Addendum shall become effective on the effective date of the Contract and, except as hereinafter provided, shall remain in force and effect until the last of PHI is returned to Covered Entity or destroyed. Notwithstanding the forgoing, the rights and obligations provided by Sections 4(J), 12(C), and 4 (to the extent that Business Associate has not returned or destroyed any portion of PHI) shall survive indefinitely.

7. Termination of Contract: Notwithstanding any provision of the Contract to the contrary regarding term or termination, as hereinafter provided Covered Entity is authorized to immediately terminate the Contract if it determines that Business Associate has violated a material term of this Addendum (a “Privacy Breach”).

(A) If it is possible to cure the Privacy Breach, upon learning of a Privacy Breach, unless Covered Entity reasonably believes that Business Associate has already cured the Privacy Breach (i.e., has remedied the condition leading to or causing the Privacy Breach), Covered Entity shall give written notice thereof (“Notice”) to Business Associate at the address listed in the Contract.

(B) If it is not possible to cure the Privacy Breach, or if Covered Entity has not received satisfactory assurances within ten (10) days of the date of the Notice that Business Associate has cured the Privacy Breach, then Covered Entity shall immediately terminated the Contract if, in Covered Entity’s sole discretion, it determines that termination is feasible.  If Covered Entity determines that termination is not feasible, it shall immediately report the problem to the Secretary of the Department of Health & Human Services.

8.  Conflicting provisions: In the event that any requirements or provisions of this Addendum should be in conflict with any requirements or provisions of the Contract, the requirements or provisions of this Addendum shall control.

9.  Changes required by law: The parties hereto have acknowledged that this Addendum is entered into in order to comply with the requirements of the Rule.  In the event that the provisions or interpretation of the Rule are materially changed, or in the event that other law is enacted or interpreted which materially effects the terms of this Addendum, the parties agree to enter into a mutually acceptable amendment to this Addendum, on or before the effective date of that change, to bring the terms hereof into compliance therewith.

10.  Compliance with Security Regulations: In addition to the other provisions of this Addendum, if Business Associate creates, receives, maintains or transmits electronic PHI on Covered Entity’s behalf, Business Associate shall:

(A) In addition to Section 4(B), implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the electronic PHI that it creates, receives, maintains, or transmits on behalf of Covered Entity;

(B) In addition to Section 4(D), ensure that any agent, including a subcontractor, to whom it provides such information agrees to implement reasonable and appropriate safeguards to protect it; and

(C) In addition to Section 4(C), report to the covered entity any security incident of which it becomes aware;

11.   Definitions:  As used in this Addendum, capitalized terms not otherwise defined shall have the meanings specified in the Rule:

12.   Miscellaneous:

(A) Ownership of PHI: PHI to which Business Associate has access under the Contract or this Addendum shall be and remain the property of Covered Entity.

(B) Injunctive Relief: Notwithstanding any rights or remedies provided for in this Addendum, Covered Entity retains all rights to seek injunctive relief to prevent or stop the inappropriate use or disclosure of PHI directly or indirectly by Business Associate.

(C) No Third Party Beneficiaries: Nothing in this Addendum is intended to confer upon or create in, nor shall anything herein confer upon or create in, any person other that the parties and their successors and assigns, any rights, remedies, obligations, or liabilities whatsoever.

(D) Choice of Law: This Addendum shall be governed by the laws of the State of Louisiana.

THUS DONE AND SIGNED on the date first written above.

Witnesses: __________________________________ __________________________________	Covered Entity: _____/s/ Roderick Clark________ By: __Roderick Clark_____________ Title: _Vice-Chairman_____________
Witnesses: __________________________________ __________________________________	Business Associate: ____/s/ Manuel Llano___________________ By: ____Manuel Llano Title: ___Vice-President______________

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EXHIBIT 10.6

November 6, 2005

Rainier Gonzalez

Pacer Health Corporation

7759 NW 146 Street

Miami Lakes, FL 33016

Re: Investment in Southpark Community Hospital, LLC (“Company”)

Dear Mr. Gonzalez:

The purpose of this letter is to memorialize certain understandings regarding the due diligence of Pacer Health Corporation and its affiliates (“Pacer”) leading up to its decision to invest in the Company (the “Transaction”).  Specifically, Southpark and its members, officers, managers, and agents (collectively “Southpark Personnel”) understand and confirm the following:

1.  Pacer is a sophisticated organization, knowledgeable and experienced in business and investments, including:

•

the operations of hospitals and healthcare entities;

•

the reimbursement regulations applicable to payment by governmental entities to hospitals, including those prohibiting payment for referrals and regulating referrals by physicians to entities in which they have a financial interest;

•

the risks associated in healthcare investments; and

•

the hospital industry in Louisiana and, specifically the market in which the Company operates.

2.  Pacer has been given unrestricted access to any information of the Company which it deemed necessary in making its decision.

3.  Pacer has not asked for any information from the Company which it has not been provided.

4.  Pacer has not relied on any verbal representations of Southpark Personnel.

5.  Pacer acknowledges that the Company’s account systems may be flawed and therefore may not be accurate.

6.  Pacer has no reason to believe that the information it has been provided by the Company and Southpark Personnel is not accurate and complete.

7.  Pacer acknowledges that the Company may be insolvent, and is nevertheless willing to enter into the Transaction.

If the foregoing is an accurate summary of its subject, please sign a copy of this letter and return it to us as part of the closing of the Transaction.

Sincerely,

Southpark Community Hospital, LLC

Agreed:

Pacer Health Corporation

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